As filed with the Securities and Exchange Commission on May 12, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

James C. Munsell

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares European Volatility Futures ETF

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
ProShares European Volatility Futures ETF	$1,000,000	$116.00

(1)	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25.00 per Share.
(2)	The amount of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act of 1933, as amended (the “1933 Act”). This amount is being paid contemporaneously with the filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Investment Objective	Proposed Maximum Aggregate Offering Price Per Fund
ProShares European Volatility Futures ETF ( )	Lead Month Eurex VSTOXX Futures	$1,000,000

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest of the series of the Trust listed above (the “Fund”), which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Please note that the Trust has series other than the Fund. The shares of beneficial interest (“Shares”) of the Fund will be offered on a continuous basis from time to time. The Fund has not, prior to the date of this Prospectus, commenced trading and does not have any performance history.

The Shares of the Fund will be listed on NYSE Arca Equities, Inc. (the “Exchange”) and will trade under the ticker symbol to be announced prior to commencement of trading.

The Fund’s primary investment objective is to provide long exposure to lead month Eurex VSTOXX Futures Contracts traded on the Eurex Exchange (the “Eurex”). VSTOXX Futures Contracts, which may be referred to herein simply as “Futures Contracts”, are widely regarded as a general measure of the forward implied volatility of certain blue-chip European companies. The Fund uses these Futures Contracts as a performance benchmark (“Benchmark”). The Fund is actively managed and has a secondary investment objective to outperform its Benchmark by actively managing the rolling of these Futures Contracts.

By being long Futures Contracts, the Fund seeks to benefit from increases in the price of the Futures Contracts. When the price of Futures Contracts held by the Fund declines the Fund will lose value. The performance of the Futures Contracts is related to the performance of the EURO STOXX 50 Volatility Index (the “Volatility Index”). The Volatility Index is a non-investable index that seeks to measure the volatility of the EURO STOXX 50 Index (the “Stock Index”) over a future time horizon as implied by the price of option contracts on that index available on the Eurex. The Volatility Index does not measure the actual volatility of the Stock Index. The Stock Index is an index of certain blue-chip companies in the Eurozone. The Fund does not seek to track or outperform either the Volatility Index or the Stock Index and the performance of the Fund will be very different from the performance of either the Volatility Index or the Stock Index.

To “roll” a Futures Contract means to sell a Futures Contract as it nears its expiration date and to replace it with a new contract that has a later expiration date.When rolling Futures Contracts, the Fund generally selects between Futures Contracts with the three nearest expiration dates (known as the front, second and third month contracts) based on an analysis of the cost of establishing and maintaining such positions. Futures Contracts with a longer term to expiration may be priced higher than futures contracts with a shorter term to expiration, a relationship called “contango”.

When rolling Futures Contracts that are in contango, the Fund may sell the expiring Futures Contract at a lower price and buy a longer-dated Futures Contract at a higher price, resulting in a negative roll yield. During contango environments, the Fund’s active investment strategy attempts to select among the front, second, and third month Futures Contracts in a manner that mitigates negative roll yield and potentially increases returns as compared to a strategy that uses a formulaic roll, always rolling to the Futures Contract with the nearest expiration.

Conversely, Futures Contracts with a longer term to expiration may be priced lower than Futures Contracts with a shorter term to expiration, a relationship called “backwardation”. When rolling Futures Contracts that are in backwardation, the Fund may sell the expiring Futures Contract at a higher price and buy the longer-dated Futures Contract at a lower price, resulting in a positive roll yield. During backwardation environments, the Fund’s active strategy attempts to select among the front, second, and third month Futures Contracts in a manner that maximizes positive roll yield and potentially increases returns.

The NAV calculation time for the Fund is typically 5:30 Central Europe Time (11:30 a.m. ET most of the year. Please see the section entitled “Summary—Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation time for the Fund.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER

TO “RISK FACTORS” BEGINNING ON PAGE 5.

The Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

The Fund is not appropriate for all investors and presents many different risks than other types of funds, including risks relating to investing in the Futures Contracts.

An investor should only consider an investment in the Fund if he or she understands the consequences of seeking exposure to the Futures Contracts. The Fund does not seek to track or outperform the Volatility Index. The Volatility Index is a non-investable index that seeks to measure the volatility of the Stock Index over a future time horizon, as implied by the price of option contracts on the Stock Index available on the Eurex. The Volatility Index does not represent the actual volatility of the Stock Index. The Volatility Index is calculated based on the prices of a constantly changing portfolio of options in connection with the Stock Index. The Fund does not seek to track or outperform either the Volatility Index or the Stock Index and the performance of the Fund should be expected to be very different from the performance of either the Volatility Index or the Stock Index.

The Fund’s investments can be highly volatile and the Fund may experience large losses from buying, selling or holding such investments. Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the Volatility Index has historically reverted to a long-term average level over time. As such, the potential upside of long exposure to the Futures Contracts, whose performance is related to the performance of the Volatility Index, may be limited. In addition, gains, if any, may be subject to significant and unexpected reversals. The Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in the Fund could potentially lose the full principal value of his/her investment, even over periods as short as one day. Historically, the longer an investor’s holding period in the Fund, the greater the potential of loss. Shareholders who invest in the Fund should actively manage and monitor their investments, as frequently as daily.

The Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares (a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from the Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). The initial Authorized Participant with respect to the Fund is expected to be (    ). It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of (    ) of 50,000 Shares for the Fund at an initial price per Share of $25.00 equal to $1,250,000 per Creation Unit. The Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase with respect to the Fund. Following the initial purchase by the initial Authorized Participant, Shares will be offered to Authorized Participants in Creation Units at the Fund’s NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from the Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR THE FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                , 2017

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 24 THROUGH 26 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 24.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 THROUGH 17.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

- i -

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI” or the “Distributor”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•	Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”)

50 Post Office Square

Boston, Massachusetts 02110

•	All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports) are maintained at the Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The main business telephone number of each of the Fund and the Sponsor is (240) 497-6400.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

- ii -

PROSHARES TRUST II

- iii -

- iv -

- v -

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information specifically incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 before deciding to invest in any Shares. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

Important Information About the Fund

The Fund is not appropriate for all investors and presents different risks than other types of funds, including risks relating to investing in the Futures Contracts.

An investor should only consider an investment in the Fund if he or she understands the consequences of seeking exposure to the Futures Contracts. The Fund intends to invest substantially all of its assets in the Futures Contracts. While the performance of the Futures Contracts is related to the performance of the Volatility Index, the Fund does not seek to track or outperform the Volatility Index and the performance of the Fund should be expected to be very different from the performance of either the Volatility Index. The Volatility Index is a non-investable index that seeks to measure the volatility of the Stock Index over a future time horizon, as implied by the price of option contracts on the Stock Index available on the Eurex. The Volatility Index does not represent the actual volatility of the Stock Index. The Volatility Index is calculated based on the prices of a constantly changing portfolio of options in connection with the Stock Index. Additionally, the Fund also seeks to increase its performance by employing an actively managed rolling methodology as described in this prospectus, which differs from a formulaic rolling methodology. As such, the performance of the Fund should be expected to be very different from the performance of the Stock Index or the performance of the Volatility Index. In addition, because the Fund employs an actively managed rolling methodology, the performance of the Fund should be expected to be different than the performance of the Futures Contracts.

The Fund’s investments can be highly volatile and the Fund may experience large losses from buying, selling or holding such investments. Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the Stock Index as measured by the Volatility Index has historically reverted to a long-term average level over time. As such, the potential upside of long exposure to Futures Contracts, whose performance is related to the Volatility Index, may be limited. In addition, gains, if any, may be subject to significant and unexpected reversals. The Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in the Fund could potentially lose the full principal value of his/her investment, even over periods as short as one day. However, investors holding Shares beyond short-term periods have an increased risk of losing a substantial portion of their investment. Historically, the longer an investor’s holding period in the Fund, the greater the potential of loss. Shareholders who invest in the Fund should actively manage and monitor their investments, as frequently as daily.

Shareholders who invest in the Fund should actively manage and monitor their investments, as frequently as daily.

Overview

Fund Name	Investment Objective
ProShares European Volatility Futures ETF	Lead Month Eurex VSTOXX Futures

The Fund’s primary investment objective is to provide long exposure to lead month Eurex VSTOXX Futures Contracts traded on the Eurex Exchange (“Eurex”). VSTOXX Futures Contracts, which may be referred to herein simply as “Futures Contracts”, are widely regarded as a general measure of the forward implied volatility of certain blue-chip European companies. The Fund uses these Futures Contracts as a performance benchmark (“Benchmark”). The Fund is actively managed and has a secondary investment objective to outperform its Benchmark by actively managing the rolling of these Futures Contracts.

By being long Futures Contracts, the Fund seeks to benefit from increases in the price of the Futures Contracts. When the price of Futures Contracts held by the Fund declines the Fund will lose value. The performance of the Futures Contracts is related to the performance of the EURO STOXX 50 Volatility Index (the “Volatility Index”). The Volatility Index is a non-investable index that seeks to measure the volatility of the EURO STOXX 50 Index (the “Stock Index”) over a future time horizon as implied by the price of option contracts on that index available on the Eurex. The Volatility Index does not measure the actual volatility of the Stock Index. The Stock Index is an index of certain blue-chip companies in the Eurozone. The Fund does not seek to track or outperform either the Volatility Index or the Stock Index and the performance of the Fund will be very different from the performance of either the Volatility Index or the Stock Index.

To “roll” a Futures Contract means to sell a Futures Contract as it nears its expiration date and to replace it with a new contract that has a later expiration date. When rolling Futures Contracts, the Fund generally selects between Futures Contracts with the three nearest expiration dates (known as the front, second and third month contracts) based on an analysis of the cost of establishing and maintaining such positions. Futures Contracts with a longer term to expiration may be priced higher than futures contracts with a shorter term to expiration, a relationship called “contango”.

When rolling Futures Contracts that are in contango, the Fund may sell the expiring Futures Contract at a lower price and buy a longer-dated Futures Contract at a higher price, resulting in a negative roll yield. During contango environments, the Fund’s active investment strategy attempts to select among the front, second, and third month Futures Contracts in a manner that mitigates negative roll yield and potentially increases returns as compared to a strategy that uses a formulaic roll, always rolling to the Futures Contract with the nearest expiration.

Conversely, Futures Contracts with a longer term to expiration may be priced lower than Futures Contracts with a shorter term to expiration, a relationship called “backwardation”. When rolling Futures Contracts that are in backwardation, the Fund may sell the expiring Futures Contract at a higher price and buy the longer-dated Futures Contract at a lower price, resulting in a positive roll yield. During backwardation environments, the Fund’s active strategy attempts to select among the front, second, and third month Futures Contracts in a manner that maximizes positive roll yield and potentially increases returns.

The Fund generally seeks to remain fully invested at all times in the Futures Contracts in a manner consistent with its investment objectives without regard to market conditions, trends or direction.

The Fund will invest the remainder of its un-invested assets in high-quality, short-term debt instruments that have terms-to-maturity of less than 397 days, such as U.S. government securities and repurchase agreements (“Money Market Instruments”).

Under limited circumstances, the Fund also may invest in swap contracts and forward contracts that reference its Benchmark (sometimes referred to herein as “Financial Instruments”).

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Fund is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Fund is (240) 497-6400.

Purchases and Sales in the Secondary Market, on NYSE Arca

The Shares will be listed on the NYSE Arca Equities, Inc. (the “Exchange”) under the ticker symbol to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Fund. Creation Units in the Fund are expected to be created when there is sufficient demand for Shares in the Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell the Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in the Fund will be redeemed when the market price per Share of the Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of the Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with BBH&Co., the custodian of the Fund.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below), or earlier if the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time, to receive that day’s NAV.

Create/Redeem Cut-off	NAV Calculation Time
3:00 Central Europe Time (9:00 am ET most of the year)	5:30 Central Europe Time (11:30 am ET most of the year)

Breakeven Amount

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” The estimated breakeven amount is set forth in the table below. The estimated breakeven amount represents the estimated amount of trading income that the Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether the Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 24, for more detailed tables showing Breakeven Amount.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares European Volatility Futures ETF		$25.00

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of the Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of the Fund will differ and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that the Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

The Fund has no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Fund.

The Fund has no performance history upon which to evaluate an investor’s investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The Fund seeks to provide investment results that correspond (before fees and expenses) to the daily performance of the Futures Contracts at all times, even during periods when the Futures Contracts are flat or when the Futures Contracts are moving in a manner which causes the value of the Fund to decline.

Other than for cash management purposes and the rolling methodology employed by the Sponsor, the Fund is not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, and subject to the Sponsor’s rolling methodology used for the Fund, the Sponsor seeks to cause the NAV of the Fund to track the daily performance of the Futures Contracts in accordance with the Fund’s investment objective, even during periods in which the Futures Contracts are flat or moving in a manner which causes the value of the Fund to decline. It is possible to lose money over time regardless of the performance of the Futures Contracts, due to the effects of daily rebalancing, volatility, compounding and the effects of rolling.

The Fund generally is intended to be used as a trading tool for short-term investment horizons and investors holding shares of the Fund over longer-term periods may be subject to increased risk of loss.

The Fund generally is intended to be used only for short-term investment horizons. As with all investments, an investor in the Fund can lose the full principal value of his or her investment. Specifically, investors holding Shares beyond a short-term period are subject to increased risk of loss. The longer an investor’s holding period in the Fund, the greater the potential for loss.

Risks Applicable to Investing in the Futures Contracts

The Fund invests in the Futures Contracts and seeks to outperform the Index. The Fund does not invest in the Volatility Index; the performance of the Fund will generally vary significantly from the performance of the Volatility Index. While there is a relationship between the performance of the Volatility Index and the Futures Contracts, the performance of the Futures Contracts is not directly linked to the performance of the Volatility Index, to the realized volatility of the Stock Index or to the options that underlie the calculation of the Volatility Index. As a result, the Fund should be expected to perform very differently from the Volatility Index over all periods of time. In many cases, the Futures Contracts (and thus the Fund) will significantly underperform the Volatility Index. Further, the performance of the Futures Contracts and the Fund should not be expected to represent the realized volatility of the Stock Index.

Unlike many indexes, the Volatility Index is not an investable index. It is not practical to invest in the Volatility Index as it is comprised of a constantly changing portfolio of options on the Stock Index. Rather, the Volatility Index is designed to serve as a market volatility forecast. The Fund invests in the Futures Contracts and not in the options that underlie the Volatility Index. The Fund will generally perform very differently than the Volatility Index or the realized volatility of the Stock Index over all periods of time.

As noted, the Fund invests in Futures Contracts. The value of the Futures Contracts is based on the expected value of the Volatility Index at a future point in time, specifically the expiration date of the Futures Contracts. Therefore, a Futures Contract represents the forward implied volatility of the Volatility Index, and therefore the forward implied volatility of the Stock Index, over the 30-day period following the expiration of such Futures Contracts. As a result, a change in the Volatility Index today will not necessarily result in a corresponding movement in the price of Futures Contracts since the price of the Futures Contracts is based on expectations of the performance of the Volatility Index at a future point in time. For example, a Futures Contract purchased in March that expires in May, in effect, is a forward contract on what the level of the Volatility Index, as a measure of 30-day implied volatility of the Stock Index, will be on the May expiration date. The forward volatility reading of the Volatility Index may not correlate directly to the current volatility reading of the Volatility Index because the implied volatility of the Stock Index at a future expiration date may be different from the current implied volatility of the Stock Index. As a result, the Futures Contracts and the Fund should be expected to perform very differently from the Volatility Index over all periods of time.

The level of the Volatility Index has historically reverted to a long-term mean (i.e., average) level and any increase or decrease in the level of the Volatility Index will likely continue to be constrained.

In the past, the level of the Volatility Index has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. As such, the potential upside of long exposure to the Futures Contracts may be limited as the performance of the Volatility Index reverts to its long-term average. In addition, any gains may be subject to significant and unexpected reversals as the Volatility Index reverts to its long term mean.

When economic uncertainty or other market risks increase and there is an associated increase in expected volatility, the value of the Futures Contracts has historically tended to increase. Similarly, when economic uncertainty or other market risks recede and there is an associated decrease in expected volatility, the value of the Futures Contracts has historically tended to decrease. Historically, each of these patterns have tended to reverse.

Because the Fund is denominated in dollars and the Futures Contracts are denominated in Euros, the Fund is subject to the risks associated with foreign currencies, which could move in a manner that is adverse to the value of the Fund.

If the value of the dollar was to decrease relative to the Euro, then the value of the Fund will decrease.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates may also be influenced by changing supply and demand for the dollar and for Euros, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the dollar and the Euro. These events and actions are unpredictable. The resulting volatility in the exchange rates on the dollar and the Euro may materially and adversely affect the market value of the Futures Contracts, which would then negatively impact the value of your Shares.

The assets that the Fund invests in can be highly volatile and the Fund may experience large losses when buying, selling or holding such instruments.

Investments linked to equity market volatility, including the Futures Contracts, can be highly volatile and may experience large losses. High volatility may have an adverse impact on the Fund beyond the impact of any performance-based losses of the underlying Futures Contracts.

Potential negative impact from rolling futures positions, including the existence of extended periods in the past where the strategies utilized by the Fund have caused significant and sustained losses.

Under normal market conditions, the Fund invests substantially all of its assets in the Futures Contracts. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Futures Contracts held by the Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Fund does not intend to hold futures contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Fund is subject to risks related to rolling, as described below.

When the market for these Futures Contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Futures Contracts would take place at a price that is lower than the price of the more distant Futures Contracts. This pattern of higher futures prices for longer expiration Futures Contracts is often referred to as “contango.” Alternatively, when the market for these Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby

Futures Contracts would take place at a price that is higher than the price of the more distant Futures Contracts. This pattern of higher futures prices for shorter expiration Futures Contracts is referred to as “backwardation.” The presence of contango in the relevant Futures Contracts at the time of rolling would be expected to adversely affect the Fund.

Although the Sponsor’s roll methodology attempts to minimize any losses and to maximize any benefits from the rolling process, there can be no assurance that this outcome will occur.

There have been extended periods in which contango or backwardation has existed in the Futures Contracts markets, and such periods can be expected to occur in the future. These extended periods have in the past, and may in the future, cause significant and sustained losses. Since the non-investable Volatility Index is based on the price of a constantly changing portfolio of option contracts, rather than the Futures Contracts which are subject to contango and backwardation, the Volatility Index may experience less severe downturns or may even provide positive performance during periods where the Futures Contracts and the Fund experiences poor performance.

Several factors may affect the Fund’s ability to closely track its investment objective on a consistent basis.

While the Fund seeks to meet its investment objective, there is no guarantee it will do so. Factors that may affect the Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to the Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by the Fund and the performance of the Futures Contracts; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of the Futures Contracts and the Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) the Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to the Volatility Index that are not disseminated in advance (which may then affect the value of the Futures Contracts); (8) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) although the Sponsor employs an active rolling methodology that attempts to minimize any loses and to maximize any benefits from the rolling process, there can be no assurance that this outcome will occur and it is expected that such related activities will increase potential differences between the performance of the Fund and the Futures Contracts.

Being materially under- or overexposed to the Futures Contracts (e.g., through the use of Financial Instruments) may prevent the Fund from achieving a high degree of correlation with the Futures Contracts. Market disruptions or closures, large movements of assets into or out of the Fund, regulatory restrictions or extreme market volatility will adversely affect the Funds’ ability to maintain a high degree of correlation.

The value of the Shares relates directly to the value of, and realized profit or loss from, the Futures Contracts, Financial Instruments and other assets held by the Fund. Fluctuations in the price of the Futures Contracts, Financial Instruments or assets could materially adversely affect an investment in the Shares.

Several factors may affect the price and/or liquidity of the Futures Contracts, the Financial Instruments and other assets, if any, owned by the Fund, including, but not limited to:

•	Prevailing market prices and forward volatility levels of the European stock markets, the Stock Index, the equity securities included in the Stock Index and prevailing market prices of options on the Stock Index, the Volatility Index, options on the Volatility Index, the relevant Futures Contracts, or any other financial instruments related to the Stock Index and the Volatility Index or Futures Contracts;

•	Interest rates;

•	Inflation rates and investors’ expectations concerning inflation rates;

•	Economic, financial, political, regulatory, geographical, biological or judicial events that affect the Futures Contracts or the market price or forward volatility of the European stock markets, the equity securities included in the Stock Index, the Stock Index, the Volatility Index or the relevant futures or option contracts on the Volatility Index;

•	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivatives markets;

•	Disruptions in trading of the Stock Index, Futures Contracts or options on the Stock Index; and

•	The level of contango or backwardation in the Futures Contracts market.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Fund may offset or enhance the effect of one or more of the above factors.

Additional Risks Applicable to the Fund

Credit and liquidity risks associated with collateralized repurchase agreements.

A portion of the Fund’s assets may be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). These securities may be used for direct investment or as collateral for the Fund’s trading in Financial Instruments and may include collateralized repurchase agreements or pending the Fund’s investment in Financial Instruments. Collateralized repurchase agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the Fund enters into requires that counterparties (which act as original sellers) overcollateralize the amount owed to the Fund with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, the Fund may incur losses or delays in receiving proceeds. To minimize these risks, the Fund typically enters into transactions only with major, global financial institutions. As of the date of this prospectus, it is expected that the Fund will hold less than 1% of its assets in collateralized repurchase agreements, however, such amounts may change from time to time.

Possible illiquid markets may exacerbate losses.

Futures Contracts and Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Fund will invest in Financial Instruments related to one benchmark, which is highly concentrated.

It may not be possible to gain exposure to the Futures Contracts using exchange-traded Financial Instruments in the future.

The Fund may utilize exchange-traded Financial Instruments to gain exposure to the Futures Contracts. It may not be possible to gain exposure to the Futures Contracts with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges, or elsewhere. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of the Fund’s returns and may result in depletion of assets.

The Fund is subject to the fees and expenses described herein which are payable irrespective of the Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

The policies of STOXX and the Eurex and changes that affect the composition and valuation of the Stock Index and the Volatility Index could affect the value of an investment in the Fund’s Shares.

The policies of STOXX concerning the calculation of the level of the Stock Index and the Volatility Index, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the Futures Contracts and ultimately the value of the Shares. STOXX can add, delete or substitute the equity securities underlying the Stock Index or make other methodological changes that could change the level of the Stock Index. The changing of equity securities included in the Stock Index may affect the Stock Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the Volatility Index. Additionally, STOXX may alter, discontinue or suspend calculation or dissemination of the Stock Index and the Volatility Index. Any of these actions could adversely affect the value of the Shares. STOXX has no obligation to consider shareholder interests in calculating or revising the Stock Index and the Volatility Index. There can be no assurance that STOXX will not change the calculation methodology of the Volatility Index or the Stock Index in a way which may affect the value of the Shares. Additionally, Eurex may change the terms of the Futures Contracts in a manner adverse to the value of your Shares. Any of these actions could adversely affect the value of the Shares. Calculation of the Volatility Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact the Futures Contracts and/or the Shares, as applicable. Additionally, calculations of the Volatility Index may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may ultimately have an adverse effect on the value of the Shares.

The Fund may be subject to counterparty risks.

The Fund may use swap agreements as a means to achieve its investment objectives. The Fund may use swap agreements if such instruments tend to exhibit trading prices or returns that correlate with the Futures Contracts and will further the investment objective of the Fund. The Fund may invest in swap agreements when accountability rules or position limits are reached with respect to the Futures Contracts (if applicable) or the market for the Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Fund from obtaining the appropriate amount of investment exposure to the affected Futures Contracts or certain other futures contracts. Although unlikely, the Fund, under these circumstances, could have 100% exposure to swap agreements.

Swap agreements are generally traded in OTC markets and have only recently become subject to regulation by the CFTC. CFTC rules, however, do not cover all types of swap agreements. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with the Fund’s swap agreements. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

The Fund will be subject to credit risk with respect to the counterparties to the derivatives contracts (whether a clearing corporation in the case of cleared instruments or another third party in the case of OTC uncleared instruments). Unlike in futures contracts, the counterparty to uncleared swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, the Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps entered into as part of the Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline.

The Fund will seek to mitigate these risks by generally requiring that the counterparties for the Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets the Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Fund typically enters into transactions only with major, global financial institutions.

OTC swaps of the type that may be utilized by the Fund are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed the party under the agreement. For example, if the level of the

Volatility Index has a dramatic intraday move that would cause a material decline in the Futures Contracts and ultimately the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Volatility Index reverses all or part of its intraday move by the end of the day. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss.

As of the date of this Prospectus, the Fund’s approved counterparties for OTC swap agreements are: Deutsche Bank AG, UBS AG, Goldman Sachs International, Citibank NA and Société Générale. The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. Thus, the list of counterparties noted above may change at any time. See page 20 for more information about the Fund’s swap agreements. Each day, the Fund discloses its portfolio holdings as of the prior Business Day (as such term is defined in “Creation and Redemption of Shares—Creation Procedures” below). The Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.ProShares.com.

More information about Deutsche Bank AG, including its current financial statements, may be found on the SEC’s EDGAR website under Central Index Key No (“CIK No.”) 0001159508 (for Deutsche Bank AG). More information about UBS AG, including its current financial statements, may also be found on the SEC’s EDGAR website under CIK No. 0001114446 (for UBS AG). More information about Goldman Sachs International, a U.K. broker-dealer and subsidiary of The Goldman Sachs Group, Inc., may also be found on the SEC’s EDGAR website under CIK No. 0000886982 (for The Goldman Sachs Group, Inc.). The Goldman Sachs Group, Inc. consolidates the financial statements of each of its subsidiaries, including Goldman Sachs International, with its own. More information about Citibank NA, including its current financial statements, may be found on the SEC’s EDGAR website under CIK No. 0000036684. More information about Société Générale, a French public limited company, including its current financial statements as filed with the AMF (the French securities regulator), may be found on Société Générale’s website. Please note that the references to third-party websites have been provided solely for informational purposes. Neither the Fund nor the Sponsor endorses or is responsible for the content or information contained on any third-party website, including with respect to any financial statements. In addition, neither the Fund nor the Sponsor makes any warranty, express or implied or assumes any legal liability or responsibility for the accuracy, completeness or usefulness of any such information.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of the Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Historical correlation trends between the Futures Contracts and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning the Fund.

To the extent that an investor purchases the Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the Futures Contracts and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Fund.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Fund may terminate and liquidate at a time that is disadvantageous to shareholders.

If the Fund lacks the demand necessary to remain open, then the Fund will likely be terminated and liquidated. For example, the ProShares Managed Futures Strategy Funds was terminated and liquidated in March 2016 because it lacked the demand necessary to remain open. Termination and liquidation of the Fund could occur at a time that is disadvantageous to shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Fund, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Fund’s Futures Contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of the Fund will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of the Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of the Fund at a discount or a premium to the public trading price per Share of the Fund.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares or can redeem a Creation Unit at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Fund closely over time.

Also, the NAV of a Share may not correspond to its market price due to differences in timing. The Shares trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The NAV for each Share of the Fund, however, will be calculated at 5:30 Central Europe Time (11:30 am ET most of the year). Consequently, during the time when the Exchange is closed but before the determination of NAV, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares and the NAV of such Shares.

The number of underlying instruments invested by the Fund may impact volatility, which could adversely affect an investment in the Shares.

The Fund’s investments are heavily concentrated in the Futures Contracts. Investors should be aware that other volatility funds may be more diversified in terms of both the number and variety of instruments included or in terms of the volatility exposure offered. Concentration in fewer underlying instruments may result in a greater degree of volatility in the NAV of the Fund under specific market conditions and over time.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

The Fund’s trading is mostly conducted on exchanges outside the United States. Trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Fund’s trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Fund and an investment in the Shares.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Fund. Although the Sponsor does not anticipate that such claims will adversely impact the Fund, it is impossible to provide definite assurances that no such negative impact will occur.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open the Futures Contracts and Financial Instrument positions. Under normal circumstances, the NAV of the Fund reflects the value of the Futures Contracts and/or Financial Instruments held by the Fund, as of the time the NAV is calculated. However, if any of the Futures Contracts and/or Financial Instruments held by the Fund could not be purchased or sold on a day when the Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of an exchange or otherwise), the Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such Futures Contracts and/or Financial Instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the Fund on such day, may not accurately reflect the realizable market value of the Futures Contracts and/or Financial Instruments underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares, which would adversely impact investors’ ability to sell Shares.

Trading in Shares may be halted due to market conditions or, in light of the applicable Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of the Fund’s Shares. Additionally, the ability to short sell the Fund’s Shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

The Fund is not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Fund may enact splits or reverse splits without shareholder approval and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund.

Although the Shares are limited liability investments, certain circumstances such as bankruptcy of the Fund will increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Fund.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Fund as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Fund might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, the Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Fund was held by the FCM, and it is possible that the Fund may not be able to recover any funds in the event of the FCM’s bankruptcy. Each FCM may, from time to time, be the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, the Fund may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the Fund with the clearing organization. In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in the Fund to the liabilities of another series of the Trust.

Each series of the Trust will be a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor will maintain separate and distinct records for each series and will account for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of the Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent the Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or the Fund that make it, for all practical purposes, impossible to re-position the Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent the Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities or futures contracts in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Fund has established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by issuers in which the Fund invests.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of the Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. The Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of the Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. The Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in the Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which the Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. The Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in the Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Fund.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Fund to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement their investment strategies.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which the Fund may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the mandatory use of clearinghouse mechanisms for many OTC derivatives transactions.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on the Fund remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact the Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of the Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and final Aggregation Rules were published in the Federal Register December 16, 2016 and became effective on February 14, 2017.

Although it is unclear what futures position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the Fund. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, CFTC rules became effective, which require each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Fund, and the Trust may seek to use additional FCMs, which may increase the costs for the Fund and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, the Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Margin for Non-cleared Swap and Forward Transactions

In 2015 and 2016, the CFTC and various federal bank regulators adopted new mandatory margin requirements for non-cleared swap and foreign currency forwards transactions and new requirements for the holding of collateral by derivatives dealers. These requirements, which are still pending final adoption, may increase the amount of collateral the Fund is required to provide to derivatives dealers for non-cleared swaps and foreign currency forwards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUTURES CONTRACTS

The Fund’s primary investment objective is to provide long exposure to lead month Eurex VSTOXX Futures Contracts traded on the Eurex Exchange (“Eurex”). VSTOXX Futures Contracts, which may be referred to herein simply as “Futures Contracts”, are widely regarded as a general measure of the forward implied volatility of certain blue-chip European companies.

By being long Futures Contracts, the Fund seeks to benefit from increases in the price of the Futures Contracts. When the price of Futures Contracts held by the Fund declines the Fund will lose value. The performance of the Futures Contracts is related to the performance of the EURO STOXX 50 Volatility Index (the “Volatility Index”). The Volatility Index is a non-investable index that seeks to measure the volatility of the EURO STOXX 50 Index (the “Stock Index”) over a future time horizon as implied by the price of option contracts on that index available on the Eurex. The Volatility Index does not measure the actual volatility of the Stock Index. The Stock Index is an index of certain blue-chip companies in the Eurozone. The Fund does not seek to track or outperform either the Volatility Index or the Stock Index and the performance of the Fund will be very different from the performance of either the Volatility Index or the Stock Index.

The Futures Contracts

The Fund invests in the Futures Contracts. The Futures Contracts offer traders the ability to take a view on European implied volatility changes, trade the spread between different volatility indexes or hedge the volatility exposure of portfolios. The Futures Contracts are denominated in Euros and are traded on the Eurex under the ticker symbol “FVS”. The Eurex, which is operated by Deutsche Börse AG, is an international exchange which primarily offers trading in European based derivatives, futures and options.

The performance of the Futures Contracts is tied to the performance of the Volatility Index. Both the Futures Contracts and the Volatility Index are negatively correlated to the Stock Index. Investors that believe the forward implied market volatility of the Stock Index will increase may buy the Futures Contracts. Conversely, investors that believe that the forward implied market volatility of the Stock Index will decline may sell the Futures Contracts. The Futures Contracts are available with respect to the eight nearest successive calendar months. Market value of the Futures Contracts are available on the Eurex.

While the Volatility Index represents a measure of the implied variance across all options of the Stock Index over the next 30 days, the prices of Futures Contracts are based on the current expectation of the expected 30-day implied variance of the Stock Index at a particular time in the future (on the expiration date). Therefore, the Volatility Index and the Futures Contracts generally behave quite differently.

An important consequence of the spot/forward relationship between the Volatility Index and the Futures Contracts that investors should understand is that the price of a Futures Contracts can be lower, equal to or higher than the Volatility Index, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the Futures Contracts than in the 30-day spot period covered by the Volatility Index and therefore the performance of Futures Contracts should be expected to be very different than the performance of the Volatility Index. As a result, since the performance of the Fund is linked to the performance of the Futures Contracts, the Fund can be expected to perform very differently from the Volatility Index.

The Volatility Index

The Volatility Index is a non-investable index and is based on the Stock Index’s real-time options prices and are designed to reflect the market expectations of near-term up to long-term volatility by measuring the square root of the implied variance across all options of a given time to expiration. The Volatility Index does not represent the actual volatility of the Stock Index. The Volatility Index is calculated based on the prices of a constantly changing portfolio of options in connection with the Stock Index. The options underlying the Volatility Index trade on the Eurex.

The Volatility Index is an index designed to measure the implied variance of the Stock Index over 30 days in the future, and is calculated based on the prices of all options on the Stock Index during this period. The Volatility Index is reflective of the premium paid by investors for certain options linked to the level of the Stock Index. During periods of rising investor uncertainty, including periods of market instability, the implied level of variability of the Stock Index typically increases and, consequently, the prices of options linked to the Stock Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. The Volatility Index has historically had a negative correlation to the Stock Index. The Volatility Index was developed by Goldman Sachs and Deutsche Börse. The Volatility Index is calculated, maintained and published by STOXX Ltd. STOXX Ltd. has no obligation to continue to publish, and may discontinue the publication of the Volatility Index.

The Stock Index

The Stock Index represents the performance of the 50 largest companies on a free float market capitalization basis in 11 Eurozone countries. These countries include Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

The Fund’s primary investment objective is to provide long exposure to lead month Eurex VSTOXX Futures Contracts traded on the Eurex Exchange (“Eurex”). VSTOXX Futures Contracts, which may be referred to herein simply as “Futures Contracts”, are widely regarded as a general measure of the forward implied volatility of certain blue-chip European companies. The Fund is actively managed and has a secondary investment objective to outperform the performance of its Benchmark by actively managing the rolling of these Futures Contracts. The Fund seeks, on a daily basis, to provide investment results that correspond (before fees and expenses) to the performance of the Futures Contracts plus any beneficial effects of rolling pursuant to the Sponsor’s rolling methodology as described below.

If the Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the price of the Futures Contracts rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the price of the Futures Contracts when the price of the Futures Contracts declines. The Fund acquires exposure through the Futures Contracts such that the Fund has exposure intended to approximate the Futures Contracts at the time of its NAV calculation.

The Fund also seeks to outperform the results as described in the immediately preceding paragraph by actively managing the rolling of the Futures Contracts in the manner as described below.

Rolling of the Futures Contracts

The Fund generally selects between Futures Contracts with the three nearest expiration dates (known as the front, second and third month contracts) based on an analysis of the cost of establishing and maintaining such positions. Futures contracts with a longer term to expiration may be priced higher than futures contracts with a shorter term to expiration, a relationship called “contango”.

When rolling futures contracts that are in contango, the Fund may sell the expiring Futures Contract at a lower price and buy a longer-dated Futures Contract at a higher price, resulting in a negative roll yield. During contango environments, the Fund’s active investment strategy attempts to select among the front, second, and third month Futures Contracts in a manner that mitigates negative roll yield and potentially increases returns as compared to a strategy that uses a formulaic roll, always rolling to the Futures Contract with the nearest expiration. Conversely, futures contracts with a longer term to expiration may be priced lower than futures contracts with a shorter term to expiration, a relationship called “backwardation”. When rolling futures contracts that are in backwardation, the Fund may sell the expiring Futures Contract at a higher price and buy the longer-dated Futures Contract at a lower price, resulting in a positive roll yield. During backwardation environments, the Fund’s active strategy attempts to select among the front, second, and third month Futures Contracts in a manner that maximizes positive roll yield and potentially increases returns.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund seeks to achieve its stated investment objective both for a single day and over time.

The Fund is benchmarked to the Futures Contracts. The Fund is not benchmarked to the Volatility Index. The Volatility Index is a non-investable index that measures the volatility of the Stock Index over a future time horizon, as implied by the option contracts available on the Eurex in connection with the Stock Index. The Volatility Index does not represent the actual volatility of the Stock Index. The Volatility Index is calculated based on the prices of a constantly changing portfolio of options in connection with the Stock Index. Additionally, the Fund also seeks to increase its performance by employing an actively managed rolling methodology as described in this prospectus, which differs from a formulaic rolling methodology. As such, the performance of the Fund can be expected to be very different from the actual volatility of the Stock Index or the performance of the Volatility Index.

Principal Investment Strategies

In seeking to achieve the Fund’s investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Fund’s objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Fund’s investments in accordance with its investment objective.

Under normal market conditions, the Fund invests substantially all of its assets in the Futures Contracts. The Fund will also hold cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements), for direct investment or as collateral for Futures Contracts and Financial Instruments and pending investment in Futures Contracts and Financial Instruments. In the event position price or accountability limits are reached with respect to Futures Contracts, the Sponsor may, in its commercially reasonable judgment cause the Fund to obtain exposure to the Futures Contracts through swaps referencing the Futures Contracts . The Fund may also invest in swaps if the market for a specific Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) which, in the Sponsor’s commercially reasonable judgment, prevent, or otherwise make it impractical, for the Fund to obtain the appropriate amount of investment exposure to the affected Futures Contracts. The Fund may invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

Subject to the Sponsor’s rolling methodology used for the Fund, the Sponsor does not invest the assets of the Fund based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends, in managing the assets of the Fund. The Fund seeks to remain fully invested at all times in Futures Contracts, Financial Instruments and money market instruments that, in combination, provide exposure to the Futures Contracts consistent with its investment objective without regard to market conditions, trends or direction.

The amount of exposure the Fund has to Futures Contracts, and Financial Instruments (including swaps) may be changed without shareholder approval at any given time. Currently, the Fund anticipates that, in the normal course of business and absent any unforeseen circumstances, it will be exposed to the specific Futures Contracts and/or Financial Instruments (including swaps) below as follows:

	Swaps	Futures
ProShares European Volatility Futures ETF	%	%

Swap Agreements

Swap agreements are two-party contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to more than a year. However, the Dodd-Frank Act provides for significant reforms of the OTC derivatives markets, including a requirement to execute certain swap transactions on a CFTC regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of the Fund’s total investment exposure under the swap agreement. In the case of futures contracts-based indexes, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the index level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the index returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects the Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is the Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Financial Condition. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Whenever the Fund invests in swaps, it bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. The Fund enters or intends to enter into swap agreements only with major, global financial institutions; however, there are no limitations on the percentage of its assets the Fund may invest in swap agreements with a particular counterparty. The Fund may use various techniques to minimize credit risk.

The Fund generally collateralizes the swap agreements with cash and/or certain securities. Collateral posted in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared swap agreements with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared swap transaction, the Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. The Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties.

The Fund will seek to mitigate these risks in connection with the uncleared OTC swaps by generally requiring that the counterparties for the Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets the Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivatives contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Futures Contracts and Options

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. The Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including stock index contracts, the Futures Contracts and certain commodity futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Fund agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Fund since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If trading is not possible or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.

There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If the Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—the Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts, and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Fund.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Fund.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Fund is not required to become a member of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

The Fund’s investments in Futures Contracts and Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Fund will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

As of February 28, 2017, there were no daily price fluctuation limits in place for the futures contracts held by the Fund.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with their commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a small percentage (29.8% as of April 30, 2017 for the Futures Contracts) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust and the other series of the Trust, which section is incorporated by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016. That report does not include information regarding the Fund, which has not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” Section in Part Two of this Prospectus).

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Fund is set forth in the Breakeven Table below.

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)			ProShares European Volatility Futures ETF
	$		%
Selling price per share		25.00
Management fee(2)
Initial Offering Costs(7)
Brokerage commissions and fees
Variable create/redeem fees(4)
Other expenses
Total fees and expenses
Interest income(5)
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(6)

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV and is based on $25.00 as the NAV per Share of the Fund. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Fund during the first year of an investor’s investment.
(2)	From the Management Fee of XX% of the Fund’s average daily net assets, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of the Fund. Please note that the fees and expenses paid by the Sponsor are not included in the above Breakeven Table. The Sponsor will not charge its Management Fee in the first year of operations in an amount equal to the offering costs. Because the average daily net assets of the Fund is assumed be approximately $( ) throughout the first year of the Fund’s operations, it is assumed that the initial offering costs for the Fund will be approximately XX% of the Fund’s net asset value, and as a result, the assumed Management Fee paid by the investors of the Fund will be approximately XX% at the end of the first year of the Fund’s operations.
(3)	Costs incurred in connection with the initial offering of the Fund’s shares will be paid by the Fund. However, the Sponsor will not charge its Management Fee in the first year of operations of the Fund in an amount equal to the offering costs. The Sponsor will reimburse the Fund to the extent that the Fund’s initial offering costs exceed XX% of the Fund’s average daily net assets (calculated by dividing the sum of the Fund’s daily net assets for each month by the number of days in such month) for the first year of operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of its trading operations will be paid by the Sponsor.
(4)	Authorized Participants are generally required to pay variable create and redeem fees of up to XX% of the value of each order they place. These variable transaction fees offset transaction costs incurred by the Fund. Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”
(5)	Estimated based on the average three month Treasury Bill rate for the period ended February 28, 2017.

(6)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for the Fund plus the amount of transaction fees paid by each Authorized Participant for the Fund.

Offering Stage

Initial Offering Costs

Initial offering costs will be amortized by the Fund over a twelve-month period on a straight line basis. The Sponsor will not charge its Management Fee in the first year of operations of the Fund in an amount equal to the initial offering costs incurred by the Fund. The Sponsor will reimburse the Fund to the extent that its initial offering costs, estimated to be approximately $150,000, exceed XX% of its average daily net assets (calculated by dividing the sum of the Fund’s daily net assets for each month by the number of days in such month) for the first year of operations. The assumed size of the Fund will be approximately $50,000,000 throughout the first year of the Fund’s operations, and therefore, the assumed initial offering costs of $150,000 will be approximately XX% of the Fund’s net asset value.

Operational Stage

Management Fee

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to XX% per annum of its average daily net assets (calculated by dividing the sum of the Fund’s daily net assets for the month by the number of days in the month). The Sponsor will not charge its Management Fee in the first year of operations of the Fund in an amount equal to the initial offering costs. The Sponsor will reimburse the Fund to the extent that the Fund’s initial offering costs exceed XX% of the Fund’s average daily net assets (calculated by dividing the sum of the Fund’s daily net assets for the month by the number of days in the month) for the first year of operations. Because the average daily net assets of the Fund are assumed to be approximately $50,000,000 throughout the first year of the Fund’s operations, it is assumed that the initial offering costs for the Fund will be approximately XX% of the Fund’s net asset value, and as a result, the assumed Management Fee paid by the investors of the Fund will be approximately XX% at the end of the first year of the Fund’s operations.

No other Management Fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding XX% per annum of the net assets of the Fund, individual Schedule K-1 preparation and mailing fees not exceeding XX% per annum of the net assets of the Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Fund pays all of its brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $5.00 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Futures Contracts, Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

FUTURES COMMISSION MERCHANTS

Both Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and RBC Capital Markets, LLC (“RBC”) (formerly RBC Capital Markets Corporation), in its capacity as a registered FCM, serves as the Fund’s clearing broker and as such arranges for the execution and clearing of the Fund’s futures transactions. Both MLPF&S and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give up all such transactions to MLPF&S or RBC, as applicable.

Investors should be advised that neither MLPF&S nor RBC is affiliated with or acts as a supervisor of the Fund or the Fund’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, neither MLPF&S nor RBC, in its capacity as FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Fund or has passed upon the merits of participating in this offering.

Neither MLPF&S nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither MLPF&S nor RBC provides any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon MLPF&S or RBC in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace MLPF&S and/or RBC as the Fund’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S)

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Company” or “MLPF&S”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal, regulatory and governmental actions and proceedings. In view of the inherent difficulty of predicting the outcome of such matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for matters when those matters present loss contingencies that is both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

The actions against the Company include, but are not limited to, the following:

LITIGATION

Ambac Litigation

On April 16, 2012, Ambac Assurance Corp. and the Segregated Account of Ambac Assurance Corp. (together, “Ambac”) sued MLPF&S, First Franklin Financial Corp., Merrill Lynch Mortgage Lending, Inc.(“MLML”), Merrill Lynch Mortgage Investors, Inc. and a Bank of America entity in New York Supreme Court, New York County. Plaintiffs’ claims relate to guaranty insurance Ambac provided on a First Franklin securitization (Franklin Mortgage Loan Trust, Series 2007-FFC). The securitization was sponsored by MLML, and certain certificates in the securitization were insured by Ambac. The complaint alleges that defendants breached representations and warranties concerning the origination of the underlying mortgage loans and asserts claims for fraudulent inducement, breach of contract and indemnification. The complaint does not specify the amount of damages sought.

On July 19, 2013, the court denied defendants’ motion to dismiss Ambac’s contract and fraud causes of action but granted dismissal of Ambac’s indemnification cause of action. In addition, the court denied defendants’ motion to dismiss Ambac’s claims for attorneys’ fees and punitive damages.

On September 17, 2015, the court denied Ambac’s motion to dismiss defendants’ affirmative defense of in pari delicto and granted Ambac’s motion to dismiss defendants’ affirmative defense of unclean hands.

Auction Rate Securities Litigation

Beginning in October 2007, the Company and certain affiliates were named as defendants in a variety of lawsuits and other proceedings brought by customers, both individual and institutional investors, and issuers regarding auction rate securities (“ARS”). These actions generally alleged that defendants: (i) misled plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs asserted that ARS auctions started failing from August 2007 through February 2008 when defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, arbitrations and individual lawsuits were filed against the Company and certain affiliates by parties who purchased ARS and sought relief that included compensatory and punitive damages and rescission, among other relief.

Securities Actions

The Company and its former parent, Merrill Lynch & Co., Inc. (“ML&Co”), faced civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs sought to recover the alleged losses in market value of ARS purportedly caused by the defendants’ actions. Plaintiffs also sought unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, was the result of the consolidation of two class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two Company customers on behalf of all persons who purchased ARS in auctions managed by the Company and other affiliates, against ML&Co and the Company. On March 31, 2010, the U.S. District Court for the Southern District of New York granted defendants’ motion to dismiss. Plaintiffs appealed and on November 14, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal. Plaintiffs’ time to seek a writ of certiorari to the U.S. Supreme Court expired on February 13, 2012 and, as a result, this action is now concluded.

The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against the Corporation and Banc of America Securities, LLC (“BAS,” which was merged into MLPF&S in 2009). On February 24, 2011, the U.S. District Court for the Northern District of California dismissed the amended complaint and directed plaintiffs to state whether they would file a further amended complaint or appeal the court’s dismissal. Following the Second Circuit’s decision in In Re Merrill Lynch Auction Rate Securities Litigation, plaintiffs voluntarily dismissed their action on January 4, 2012.

Benistar Litigation

In Gail A. Cahaly, et al. v. Benistar Property Exchange Trust Company, Inc, et al. a matter filed on August 1, 2001, in Massachusetts Superior Court, Suffolk County, plaintiffs alleged that the Company aided and abetted a fraud and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of the Company. On June 25, 2009, the jury in the second trial in this matter found in favor of plaintiffs on all counts. Plaintiffs filed discovery-related sanctions motions, as well as a petition seeking attorneys’ fees and costs. On January 11, 2011, the court issued rulings denying plaintiffs’ request for sanctions and punitive damages but awarding consequential damages and attorneys’ fees to plaintiffs in an amount not material to the Company’s results of operations. Plaintiffs and the Company appealed the court’s January 11, 2011 rulings on damages and sanctions. On December 26, 2012, plaintiffs and the Company agreed to settle for an amount not material to the Company’s results of operations.

European Commission—Credit Default Swaps Antitrust Investigation

On July 1, 2013, the European Commission (“Commission”) announced that it had addressed a Statement of Objections (“SO”) to BAS, Bank of America and a related entity (together, the “Bank of America Entities”); a number of other financial institutions; Markit Group Limited; and the International Swaps and Derivatives Association (together, the “Parties”). The SO sets forth the Commission’s preliminary conclusion that the Parties infringed EU competition law by participating in alleged collusion to prevent exchange trading of credit default swaps and futures. According to the SO, the conduct of the Bank of America Entities took place between August 2007 and April 2009. As part of the Commission’s procedures, the Parties have been given the opportunity to review the evidence in the investigative file, respond to the Commission’s preliminary conclusions, and request a hearing before the Commission. If the Commission is satisfied that its preliminary conclusions are proved, the Commission has stated that it intends to impose a fine and require appropriate remedial measures. On December 4, 2015, the Commission announced that it was closing its investigation against the Bank of America Entities and the other financial institutions involved in the investigation.

“Good Reason” Litigation

Beginning in 2009, the Company and certain affiliates were named as defendants in lawsuits and arbitrations brought by former employees of the Company, primarily financial advisors, who participated in certain Merrill Lynch equity and contingent long term incentive compensation plans (the “Plans”). These actions generally alleged that the former employees had “good reason” to resign as that term is defined under the change in control provisions of the applicable Plans and, as such, were entitled to immediate vesting and payment of forfeited awards and/or monetary sums under those Plans.

In addition, a putative class action was filed in October 2009, entitled Chambers, et al. v. Merrill Lynch & Co., et al. in the U.S. District Court for the Southern District of New York, seeking certification of a putative class of financial advisors and seeking damages and other payments under the good reason provisions of certain contingent incentive compensation plans. On November 26, 2012, the parties entered into an agreement to settle Chambers, the amount of which was fully accrued. On April 26, 2013, the court granted final approval to the settlement.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, the Company recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

On February 10, 2012, the State of Illinois Office of the Secretary of State, Securities Department (“ISD”) entered into a consent order with the Company to resolve the ISD’s investigation of the sale of life insurance policies to the pre-need trust. The consent order provided for payment by the Company of an amount not material to the Company’s results of operations as restitution to the tax-advantaged pre-need trust and its beneficiaries to mitigate any potential loss or injuries that Illinois pre-need patrons or funeral homes might otherwise suffer and fund the anticipated funeral costs of Illinois pre-need patrons. In addition, the consent order provided for payment by the Company of the costs of the ISD’s investigation and of administration and distribution of the ISD settlement funds.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against the Company, among other defendants. The complaint alleged that the Company breached purported fiduciary duties and committed negligence and seeks compensatory and punitive damages, reasonable attorneys’ fees, and costs. The court denied the Company’s motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. MLPF&S, et al., was filed in the Illinois Circuit Court, Cook County, Illinois, alleging that the Company and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. The Company and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case was ultimately transferred to the U.S. District Court for the Southern District of Illinois. On November 9, 2010, plaintiff filed a third amended complaint, which added new parties, including MLBTC, and additional claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against the Company and MLLA, and breach of fiduciary duty and negligence against MLBTC. The third amended complaint sought disgorgement and remittance of all commissions, premiums, fees and compensation; an accounting; compensatory damages; pre-judgment and post-judgment interest; and reasonable attorneys’ and experts’ fees and costs. The court denied MLBTC’s motion to dismiss and permitted the Company and MLLA to withdraw their motions to dismiss.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. MLPF&S, et al., was filed in the U.S. District Court for the Southern District of Illinois. The allegations and relief sought in the Pettett matter were virtually identical to the claims in Clancy-Gernon.

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Illinois Circuit Court, St. Clair County, against the Company, MLLA and MLBTC, among others, including present and former employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserted causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against the Company and MLBTC; and negligence and aiding and abetting breach of fiduciary duty against the Company. The complaint sought declaratory relief; disgorgement of all commissions, fees and revenues received by the Company, MLLA and MLBTC; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees.

On February 15, 2012, the parties to the above-referenced litigations executed a settlement agreement to fully resolve the claims asserted in the class action litigations and the Kurrus litigation, and fully release and bar any civil claims against the Company, its employees or affiliates with respect to the IFDA pre-need trust. The settlement agreement provided for a payment by the Company in an amount not material to its results of operations (which amount was fully accrued as of December 31, 2011). On June 12, 2012, the court entered a final order approving the class action settlement and entered judgments dismissing the three class action lawsuits (Tipsword, Clancy-Vernon and Pettett) with prejudice. On August 2, 2012, the court in Kurrus dismissed the matter with prejudice.

In re Initial Public Offering Securities Litigation

ML&Co, the Company, including BAS, and certain of their subsidiaries, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that were consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contended, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs alleged that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the Securities Act of 1933 (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval, in an amount that was not material to the Company’s results of operations. Certain putative class members filed an appeal in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval. On August 25, 2011, the district court, on remand from the U.S. Court of Appeals for the Second Circuit, dismissed the objection by the last remaining putative class member, concluding that he was not a class member. On January 9, 2012, that objector dismissed with prejudice an appeal of the court’s dismissal pursuant to a settlement agreement. On November 28, 2011, an objector whose appeals were dismissed by the Second Circuit filed a petition for a writ of certiorari with the U.S. Supreme Court that was rejected as procedurally defective. On January 17, 2012, the Supreme Court advised the objector that the petition was untimely and should not be resubmitted to the Supreme Court.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, the Company, including BAS, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases were transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs alleged that the underwriter defendants violated Section 11 of the Securities Act, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs sought unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint. On July 27, 2011, the court granted in part and denied in part the motion. Certain of the allegations in the complaint that purported to support the Section 11 claim against the underwriter defendants were dismissed; others were not dismissed relating to alleged misstatements regarding LBHI’s leverage and financial condition, risk management and risk concentrations.

On September 23, 2011, the majority of the underwriter defendants, including BAS, the Company and approximately 40 others, reached an agreement in principle with the lead plaintiffs to settle the securities class action as to the settling underwriters. On May 2, 2012, the court gave final approval to the settlement. The Company’s portion of the settlement was not material to its results of operations or financial condition.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA Insurance Corporation (“MBIA”) and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against the Company and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International. The complaint related to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to the Company and MLI and other parties on CDO securities. Plaintiffs claimed that the Company and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleged claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs appealed the dismissal of their claims and MLI cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. On July 11, 2011, the parties reached an agreement to settle the litigation. The settlement did not require any payment by the Company.

Mortgage-Backed Securities (“MBS”) Litigation

The Company and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against the Company concerning MBS offerings.

On March 29, 2013, the Company and the National Credit Union Administration (the “NCUA”) agreed to resolve claims concerning certain MBS offerings that the NCUA had threatened to bring against the Company and certain of its affiliates. The settlement amount was covered by existing reserves.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, the Company and certain related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 142 MBS offerings and two MBS private placements relating to Merrill Lynch entities, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of no less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York and the district court denied AIG’s motion to remand. On April 19, 2013, the U.S. Court of Appeals for the Second Circuit issued a decision vacating the order denying AIG’s motion to remand and remanded the case to district court for further proceedings concerning whether the court will exercise its jurisdiction on other grounds.

On July 15, 2014, the Company, Bank of America and related entities entered into a settlement agreement to resolve all RMBS claims asserted in the previously disclosed case entitled American International Group, Inc. et al. v. Bank of America Corporation et al (the “AIG Action”), among other matters. The settlement provides for dismissal with prejudice of the AIG Action and the release by American International Group, Inc. and certain of its affiliates (collectively, “AIG”) of the Company and its affiliates from the claims asserted therein. Bank of America paid AIG $650 million in this settlement, the Company’s portion of which was fully accrued.

Bayerische Landesbank, New York Branch (Merrill Lynch) Litigation

On May 2, 2012, Bayerische Landesbank, New York Branch, filed a complaint against ML & Co, the Company, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and Merrill Lynch Mortgage Lending, Inc. (“MLML”), in New York Supreme Court, New York County, entitled Bayerische Landesbank, New York Branch v. Merrill Lynch & Co., et al. The complaint asserted certain MBS Claims in connection with alleged purchases in thirteen offerings of Merrill Lynch-related MBS issued between 2006 and 2007. Plaintiff sought unspecified compensatory damages, punitive damages, interest and legal fees, and rescission or rescissory damages. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Dexia (Merrill Lynch) Litigation

On March 29, 2012, Dexia SA/NV, Dexia Holdings, Inc., FSA Asset Management LLC and Dexia Crédit Local SA (“Dexia”) filed a complaint against ML & Co, the Company, MLMI, MLML and First Franklin Financial Corporation in New York Supreme Court, New York County, entitled Dexia, et al. v. Merrill Lynch & Co. et al. The complaint asserted certain MBS Claims in connection with its alleged purchase of fifteen MBS that were issued and/or underwritten by the Company and related entities between 2006 and 2007. Dexia sought unspecified compensatory damages, rescission, interest and legal fees. The action was removed to the U.S. District Court for the Southern District of New York. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Federal Housing Finance Agency Litigation

On September 2, 2011, Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of New York against Bank of America, the Company and certain related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al., (the “FHFA Bank of America Litigation”) and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. (the “FHFA Merrill Lynch Litigation”). The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, the Company and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC in their investment portfolios. FHFA seeks, among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC, including consequential damages. FHFA also seeks recovery of punitive damages in the FHFA Merrill Lynch Litigation.

On November 8, 2012 and November 28, 2012, the court denied motions to dismiss in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation, respectively.

On December 16, 2013, the district court granted FHFA’s motion for partial summary judgment, ruling that loss causation is not an element of, or a defense to, FHFA’s claims under Virginia or Washington, D.C. blue sky laws.

On March 25, 2014, Bank of America entered into a settlement with FHFA and FHLMC to resolve all outstanding RMBS litigation between FHFA, FNMA and FHLMC, and Bank of America and its affiliates, including the Company, as well as other matters. The net cost of the settlement to Bank of America was $6.3 billion, the Company’s portion of which was fully accrued. The FHFA Settlement resolved all claims asserted in the FHFA Bank of America Litigation and FHFA Merrill Lynch Litigation, among other actions. Both actions have been dismissed and FHFA, FNMA and FHLMC have released Bank of America and its affiliates, including the Company, from the claims asserted therein.

Merrill Lynch MBS Litigation

ML&Co, the Company, MLMI and certain current and former directors of MLMI were named as defendants in a consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. Plaintiffs assert certain MBS Claims in connection with their purchase of MBS. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to one additional offering on separate grounds. On May 7, 2012, the court granted final approval of a settlement providing for a payment in an amount not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of December 31, 2011).

Prudential Insurance Litigation

On March 14, 2013, The Prudential Insurance Company of America and certain of its affiliates (collectively “Prudential”) filed a complaint in the U.S. District Court for the District of New Jersey, in a case entitled Prudential Insurance Company of America, et al. v. Bank of America, N.A., et al. Prudential has named, among others, the Company and certain related entities as defendants. Prudential’s complaint asserts certain MBS Claims pertaining to 54 MBS offerings in which Prudential alleges that it purchased securities between 2004 and 2007. Prudential seeks, among other relief, compensatory damages, rescission or a rescissory measure of damages, treble damages, punitive damages, and other unspecified relief. On April 17, 2014, the court granted in part and denied in part defendants’ motion to dismiss the complaint. Prudential thereafter split its claims into two separate complaints, filing an amended complaint in the original action and a complaint in a separate action entitled Prudential Portfolios 2 et al. v. Bank of America, N.A., et al. Both cases are pending in the U.S. District Court for the District of New Jersey. On February 5, 2015, the court granted in part and denied in part defendants’ motion to dismiss those complaints, granting plaintiff leave to replead in certain respects.

The parties have agreed to resolve Prudential’s claims for an amount that is not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of March 31, 2015). Pursuant to the settlement, Prudential has filed stipulations for dismissal of all claims with prejudice.

Regulatory and Governmental Investigations

The Company received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving the Company’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations included, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. The Company provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

The staff of the NYAG advised that they intended to recommend filing an action against the Company as a result of their RMBS investigation. In addition, the staff of a U.S. Attorney’s office advised that they intended to recommend that the DOJ file a civil action against Merrill Lynch related to the securitization of RMBS.

On August 21, 2014, Bank of America announced a comprehensive settlement with the U.S. Department of Justice, certain federal agencies, and the states of California, Delaware, Illinois, Kentucky, Maryland, and New York. The settlement resolves, among other things, certain federal and state civil claims concerning the Company’s participation in the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. As part of the settlement, Bank of America agreed to make $9.65 billion in payments, $5 billion of which will serve as a penalty under the Financial Institutions Reform, Recovery and Enforcement Act. Additionally, Bank of America agreed to provide $7 billion worth of consumer relief, which could include, among other things, principal forgiveness and forbearance, loan modification, and targeted lending, to be completed by August 31, 2018.

Rosen Capital Partners LP & Rosen Capital Institutional LP’s FINRA Arbitration

On May 28, 2008, two former hedge fund clients of Merrill Lynch Professional Clearing Corp. (“MLPCC”), Rosen Capital Partners LP and Rosen Capital Institutional LP (collectively, the “Rosen Funds”), filed a statement of claim asserting claims for breach of contract, fraud, and negligence against MLPCC in connection with alleged losses in the fall of 2008. On July 5, 2011, a FINRA panel awarded the Rosen Funds $64 million plus pre-judgment interest. On December 23, 2011 the California Superior Court granted the Rosen Funds’ motion to confirm the award and on February 15, 2012 entered judgment on the award and pre-judgment interest, an amount that was fully accrued. On February 5, 2013, the Court of Appeal affirmed the decision of the California Superior Court.

REGULATORY ACTIONS

Multi-State Auction Rate Securities Settlement

On July 31, 2008, the Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that the Company violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by the Company. Without admitting or denying the allegations, the Company entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. The Company agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS. Three states – Connecticut, Utah, and Washington have identified their respective state settlements as constituting a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct. The Company disagrees with their characterizations. Fifty-two (52) of the potential 54 multistate settlements have been completed to date.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into the Company on October 23, 2009 and the merger of BAS with and into the Company on November 1, 2010, the Company assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the Exchange Act, as amended. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS. To the best of our knowledge and belief, two states – Idaho and Washington identified their respective state settlements as constituting a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct. Please note that BAI and BAS are no longer registered broker-dealers and this information is no longer available for verification. The Company disagrees with their characterizations. Fifty-one (51) of the potential 54 multistate settlements have been completed to date.

Multi-State Client Associate Registration Settlement

On September 8, 2009, the Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of the Company’s Client Associates who were not registered in Texas, the Company failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, the Company entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. The Company agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. The Company also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation. Fifty-one (51) of the potential 53 multistate settlements have been completed to date.

CBOT Business Conduct Committee Decision 1/24/2013

Between June 5, 2009 and May 17, 2012, Applicant executed block trades for customers in CBOT Interest Rate futures contracts that were not reported to the Chicago Board of Trade (“CBOT”) within the applicable time limit following execution. In addition, Applicant misrepresented the true and accurate time of execution of block trades to the CBOT thereby violating legacy CBOT Rules 526.F and 432.I. Further, Applicant failed to maintain accurate written or electronic records of the block trade transactions (specifically, the order tickets and other records Applicant employed to record block trades contained inaccurate timing information) and did not have accurate and reliable time-keeping mechanisms in place upon which to base the time of execution in violation of CBOT Rule 536. By failing to diligently supervise its employees or agents in the conduct of Applicant’s business relating to the CBOT as outlined above, the Applicant violated legacy CBOT Rule 432.W. Without admitting or denying the rule violations, the Applicant consented to the entry of the CBOT’s Decision and agreed to pay a fine of $190,000.

CME Business Conduct Committee Decision 10/24/2013

Between June 4, 2009 and August 8, 2011, Applicant executed block trades for customers in the Eurodollars futures market that were not reported to the Chicago Mercantile Exchange (“CME”) within the applicable time limit following execution. In addition, Applicant misrepresented the true and accurate time of execution of block trades to the CME thereby violating legacy CME Rules 526.F and 432.I. Further, Applicant failed to maintain accurate written or electronic records of the block trade transactions (specifically, the order tickets and other records Applicant employed to record block trades contained inaccurate timing information) and did not have accurate and reliable time-keeping mechanisms in place upon which to base the time of execution in violation of CME Rule 536. By failing to diligently supervise its employees or agents in the conduct of the Applicant’s business relating to the CME as outlined above, the Applicant violated legacy CME Rule 432.W. Without admitting or denying the rule violations, the Applicant consented to the entry of the CME’s Decision and agreed to pay a fine of $60,000.

CDO Settlement 12/12/2013

Pursuant to an Offer of Settlement made by the Company on December 12, 2013, the SEC issued an order (“Order”) stating that the Company violated the federal securities laws in connection with its structuring and marketing of a series of collateralized debt obligation transactions (“CDOs”) in 2006 and 2007. According to the Order, the Company failed to inform investors in two CDOs that a hedge fund firm that bought the equity in the transactions but whose interests were not necessarily the same as those of the CDOs’ other investors, had undisclosed rights relating to, and exercised significant influence over, the selection of the CDOs’ collateral. The Order stated that, as a result of its conduct, the Company violated Sections 17(a)(2) and 17(a)(3) of the Securities Act and section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder. The Company consented to the entry of the Order without admitting or denying the findings therein. The Order (1) required that the Company cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder; (2) censured the Company; and (3) required that the Company pay disgorgement of $56,286,000 and prejudgment interest of $19,228,027 and a civil money penalty in the amount of $56,286,000 (for a total payment of $131,800,027).

CFTC ORDER 8/26/2014

From at least January 1, 2010 through April 2013 (the “Relevant Period”), MLPF&S failed to supervise diligently its officers’, employees’, and agents’ processing of exchange and clearing fees charged to its customers, in violation of CFTC Regulation 166.3. As a result, MLPF&S’s reconciliation process for identifying and correcting discrepancies between the invoices from the exchange clearinghouses and the amounts charged to customers has been inaccurate and faulty since at least January 1, 2010, and led to instances in which MLPF&S appears to have overcharged some customers and undercharged others. Where MLPF&S has confirmed that there was an overcharge to a customer, the customer’s account has been adjusted, but MLPF&S has been unable to fully resolve some discrepancies. Additionally, during the Relevant Period, MLPF&S did not hire qualified personnel to conduct and oversee the fee reconciliations or provide adequate training to existing personnel regarding fee reconciliations. Without admitting or denying any of the findings or conclusions, MLPF&S agreed to the entry of the order, agreed to pay a civil monetary penalty of $1,200,000, cease and desist from further violations of CFTC Regulation 166.3, and undertake to implement strengthened processes and procedures related to futures exchange and clearing fee reconciliations that will not only improve accuracy, but will detect when MLPF&S’s customers have been charged inaccurate futures exchange and clearing fees. MLPF&S self-identified this matter before the CFTC began its investigation and has fully cooperated with the CFTC’s review of this matter.

SEC RMBS INJUNCTION 11/25/2014

On November 25, 2014, the U.S. District Court for the Western District of North Carolina issued a Final Judgment as to MLPF&S as successor by merger to Banc of America Securities LLC (the “ SEC Final Judgment”) in the civil injunctive action for which a complaint was filed by the Securities and Exchange Commission on August 6, 2013 against MLPF&S, and other entities (collectively the “Entities”) (the “SEC Complaint”). The SEC Complaint alleged that the Entities made material misrepresentations and omissions in connection with the sale of Residential Mortgage-Backed Securities (“RMBS”). Specifically, the SEC Complaint alleged that the Entities failed to disclose the disproportionate concentration of wholesale loans underlying the RMBS as compared to prior RMBS offerings. The SEC Complaint also alleged that the concentration of wholesale loans in the RMBS included higher likelihood that the loans would be subject to material underwriting errors, become severely delinquent, fail early in the life of the loan, or prepay. The SEC Complaint further alleged that the Entities violated Regulation S-K and Subpart Regulation AB of the Securities Act of 1933 by failing to disclose material characteristics of the pool of loans underlying the RMBS, that the Entities made material misrepresentations and omissions in their public files and in the loan tapes provided to investors and rating agencies, and that MLPF&S violated section 5(b)(1) of the Securities Act by failing to file with the SEC certain loan tapes that were provided only to select investors. MLPF&S consented to the entry of the SEC Final Judgment in the SEC without admitting or denying the allegations in the SEC Complaint. The SEC Final Judgment states that MLPF&S was permanently restrained and enjoined from violating Sections 5(b)(1), 17(a)(2) and 17(a)(3) of the Securities Act of 1933, and jointly and severally with the other Entities liable for disgorgement of $109,220,000, prejudgment interest of $6,620,000 and a civil penalty of $109,220,000 (together the “Funds”); the District Court retained jurisdiction over the administration of any distribution of the Funds.

SEC Reg SHO Settlement 6/01/2015

On June 1, 2015, pursuant to SEC Administrative Release 34-75083, the SEC announced that public administrative and cease and desist proceedings were instituted against MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) (collectively, “Merrill’) for violations of Rule 203(b) of Regulation SHO in connection with its practices related to its execution of short sales. The violations arose from two separate issues with respect to Merrill’s use of its easy to borrow list (“ETB List”) in connection with the execution of short sale transactions. First, Merrill’s execution platforms continued to accept short sales orders in reliance on the firm’s ETB list as the source of the locate after having learned of facts indicating that such reliance was no longer reasonable. As a consequence, Merrill’s conducted violated Rule 203(b) of Reg SHO in that Merrill lacked the requisite reasonable grounds to believe the affected securities could be borrowed for delivery on delivery date as required by the rule. In addition, by recording the ETB list as the locate source in instances where Merrill had determined that such was no longer reasonable, Merrill failed to document an appropriate locate as required by the rule. Second, there were in certain instances in which Merrill utilized data that was more than 24 hours old to construct its ETB List, which, at times, resulted in securities being included on the ETB List when they otherwise should not have been. MLPF&S and MLPro have consented to (a) cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO; (b) be censured; (c) pay disgorgement of $1.56 million plus prejudgment interest; (d) pay a civil monetary penalty of $9 million; and (e) comply with certain undertakings, including retaining an independent consultant within thirty (30) days of entry of the Administrative Order to conduct a review of their policies, procedures and practices with respect to their acceptance of short sale orders for execution in reliance on the firm’s ETB List and procedures to monitor compliance therewith to satisfy certain of its obligations under Rule 203(b) of Regulation SHO. In anticipation of the institution of these proceedings, Merrill has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Merrill admits the findings, acknowledges that its conduct violated the federal securities laws, admits the commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Sections 15(b) and 21c of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. Accordingly, it is hereby ordered that the Merrill cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO and is censured. Merrill shall pay disgorgement, which represents profits gained as a result of the conduct, of $1,566,245.67 and prejudgment interest of $334,564.65 to the SEC. Merrill shall pay a civil money penalty in the amount of $9 million to the SEC. Merrill shall comply with the undertakings enumerated in the offer of settlement.

SEC MCDC Settlement 6/18/2015

The SEC deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted against MLPF&S. MLPF&S willfully violated section 17(a)(2) of the Securities Act. MLPF&S, a registered broker-dealer, conducted inadequate due diligence in certain offerings and as a result, failed to form a reasonable basis for believing the truthfulness of the assertions by these issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12. This resulted in MLPF&S offering and selling municipal securities on the basis of materially misleading disclosure documents. The violations were self-reported by MLPF&S to the Commission pursuant to the Division of Enforcement’s (the “Division”) Municipalities Continuing Disclosure Cooperation (MCDC) initiative. In anticipation of the institution of these proceedings, MLPF&S has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, MLPF&S consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Section 8a of the Securities Act of 1933 and Section 15(b) of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in MLPF&S’s Offer. Accordingly, it is hereby ordered that MLPF&S shall, cease and desist from committing or causing any violations and any future violations of 17(a)(2) of the Securities Act; pay a civil money penalty in the amount of $500,000 to the SEC; and retain an independent consultant to conduct a review of MLPF&S’s policies and procedures as they relate to municipal securities underwriting due diligence.

SEC 15c3-3 Order 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) had willfully violated Section 15(c)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15c3-3 thereunder and Section 17(a)(1) of the Exchange Act and Rules 17a-3(a)(10) and 17a-5(a) thereunder, and that MLPF&S willfully violated Section 17(a)(1) of the Exchange Act and Rules 17a-5(d)(3) (as it existed prior to amendments to Rule 17a-5 in 2014), 17a-5(d)(2)(ii), 17a-5(d)(3) and 17a-11(e) thereunder, and Exchange Act Rule 21F-17. Specifically, the order found that (i) MLPF&S and MLPro engaged in a series of complex trades that allowed it to use customer cash to finance firm inventory, (ii) MLPF&S allowed certain of its clearing banks to hold liens on customer securities, and (iii) MLPF&S used language in certain of its policies, procedures, and agreements with employees that unduly limited the disclosure of confidential information. In determining to accept MLPF&S’s and MLPro’s offer, the SEC considered remedial acts promptly undertaken by MLPF&S and MLPro and substantial cooperation afforded the SEC staff during the course of its investigation. In the order, (i) MLPF&S and MLPro were censured, (ii) MLPF&S was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10), 17a-5(a), 17a-5(d)(2)(ii), 17a-5(d)(3), 17a-11(e) and 21F-17 thereunder, (iii) MLPro was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3, 17a-3(a)(10) and 17a-5(a) thereunder, (iv) MLPF&S and MLPro were ordered to pay disgorgement of $50,000,000 and prejudgment interest in the amount of $7,000,000, and (v) MLPF&S was ordered to pay a civil monetary penalty of $358,000,000.

SEC Strategic Return Notes Settlement 6/23/2016

On June 23, 2016, the SEC issued an administrative order in which it found that MLPF&S, without admitting or denying any allegations, violated Section 17(a)(2) of the Securities Act of 1933 (“Securities Act”). Specifically, the order found that MLPF&S failed to adequately disclose certain fixed costs in a proprietary volatility index linked to structured notes known as Strategic Return Notes (“SRNs”) of Bank of America Corporation, which resulted in materially misleading disclosures in the offering materials of the fixed costs associated with the SRNs. In the order, MLPF&S was ordered to (i) cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act, and (ii) to pay a civil monetary penalty of $10,000,000.

RBC Capital Markets LLC (RBC)

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with its all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On June 18, 2015, in connection with the SEC’s Municipalities Continuing Disclosure Cooperation (MCDC) initiative, the SEC commenced and settled an administrative proceeding against RBC Capital Markets, LLC for willful violations of Sections 17(a)(3) of the 1933 Act after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings.

The Company and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. The Company reached a final settlement with all parties in the civil litigation, and the civil action against the Company was dismissed with prejudice on December 6, 2016.

Various regulators are conducting inquiries regarding potential violations of law by a number of banks and other entities, including the Company, regarding foreign exchange trading. Since 2015, the Company is a named defendant, along with many other entities, in pending putative class actions in the U.S. and Canada regarding foreign exchange trading. Based on the facts currently known, the ultimate resolution of these collective matters is not expected to have a material adverse effect on RBCCM.

On April 13, 2015, the Company’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants.

Thornburg Mortgage Inc. (now known as TMST) and the Company were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, the Company valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against the Company in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. The Company has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties have subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016.

On October 14, 2014, the Delaware Court of Chancery (the Court of Chancery) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital Markets, LLC liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US $93 million plus post judgment interest. RBC appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC is cooperating with an investigation by the U.S. Securities and Exchange Commission relating to this matter. In particular, the SEC contended that RBC caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

On March 11, 2013, the New Jersey Bureau of Securities entered a consent order settling an administrative complaint against RBC, which alleged that RBC failed to follow its own procedures with respect to monthly account reviews and failed to maintain copies of the monthly account reviews with respect to certain accounts that James Hankins Jr. maintained at the firm in violation of N.J.S.A. 49:3-58(a)(2)(xi) and 49:3-59(b). Without admitting or denying the findings of fact and conclusions of law, RBC consented to a civil monetary penalty of $150,000 (of which $100,000 was suspended as a result of the firm’s cooperation) and to pay disgorgement of $300,000.

On June 12, 2012, the State of Illinois Secretary of State Securities Department consented to entry of a judgment enjoining the firm for violation of the Illinois Securities Law of 1953. RBC undertook to repurchase auction rate securities from certain customers before June 30, 2009. RBC also undertook to use best efforts to provide, by December 31, 2009, liquidity opportunities for customers ineligible for the buyback. RBC undertook to provide periodic reports to regulator. RBC paid a penalty of $1,400,139.82.

On May 10, 2012, FINRA commenced and settled an administrative proceeding against RBC for violations of FINRA Rules 1122 and 2010 and NASD Rules 2110 and 3010 for failing to establish, maintain and enforce written supervisory procedures reasonably designed to achieve compliance with applicable rules concerning short-term transactions in closed end funds. RBC paid a fine of $200,000.

On May 2, 2012, the Massachusetts Securities Division entered a consent order settling an administrative complaint against RBC, which alleged that RBC recommended unsuitable products to its brokerage and advisory clients and failed to supervise its registered representatives’ sales of inverse and leveraged ETFs in violation of Section 204(a)(2) of the Massachusetts Uniform Securities Act (“MUSA”). Without admitting or denying the allegations of fact, RBC consented to permanently cease and desist from violations of MUSA, pay restitution of $2.9 million to the investors who purchased the inverse and leveraged ETFs and pay a civil monetary penalty of $250,000.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that the Fund will ever have futures exposure greater than one time (1x) the Fund’s assets. Thus the maximum margin held at an FCM would not exceed the margin requirement for the Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Fund’s FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Fund may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Fund are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

It is expected that ProShares European Volatility Futures ETF will have Futures Contracts with notional amounts equal to approximately 100% of Fund assets. As of April 30, 2017, the minimum margin requirement as a percentage of futures notional was approximately 30%. Thus, it is expected that the minimum margin held at FCMs would be approximately 30% of Fund assets for ProShares European Volatility Futures ETF.

The Fund receives the income on any securities or other property of the Fund transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receives a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

an individual that is a non-resident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future the Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Sidley Austin LLP has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by the Fund, in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (1) the Fund has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

While it is expected that the Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that the Fund will not so qualify for any particular year. Sidley Austin LLP has no obligation to advise the Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. The Fund’s taxation as a partnership will depend on the Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason the Fund becomes taxable as a corporation for U.S. federal income tax purposes, the Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year the Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving the Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that the Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year ends on December 31 unless otherwise required by law. The Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in the Fund’s portfolio. The Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Fund’s investments, possibly with retroactive effect. As the Fund passes through items of income, gain and loss to shareholders, any change in the manner in which the Fund accounts for these items could have an adverse impact on the shareholders of the Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of its futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Fund’s investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Fund with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which the Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, will allocate items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund interests and its share of inside basis.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a twelve-month period. A constructive termination results in the closing of the Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than twelve months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Fund does not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If the Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Fund.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of the Fund’s losses and deductions, (3) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of the Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct the Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a non-corporate U.S. Shareholder may deduct its share of expenses of the Fund only to the extent that such share, together with such non-corporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. Shareholder’s adjusted gross income. In addition, in the case of individuals whose U.S. federal adjusted gross income exceeds a certain inflation-adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of U.S. federal adjusted gross income over the applicable threshold; or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). It is anticipated that Management Fees that the Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in the Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has elected, or is expected to elect, to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares. The Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to the Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent the Fund as the Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of the Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to the Fund’s returns as well as those related to the Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in the Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in the Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

The Bipartisan Budget Act of 2015 implements a new regime for the U.S. federal income tax audit of partnerships that generally applies for taxable years of partnerships beginning after December 31, 2017. The Sponsor will be appointed the “partnership representative” of the Fund.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Fund’s material advisors could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in the Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments (other than gross proceeds of the type described above) and beginning January 1, 2019, payments of gross proceeds of the type described above with respect to a sale or disposition.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by the Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in the Fund will be subject to tax under the withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in the Fund will depend, in part, on whether the Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Fund will be a qualified PTP. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. The Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of its disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Fund and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of the Fund will differ materially from the performance of the Other Funds which is included herein. The past performance summaries of the Other Funds below are generally not representative of how the Fund might perform in the future. No performance information is presented with respect to the ProShares European Volatility Futures ETF, which has not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” Section in Part Two of this Prospectus). The performance of the ProShares European Volatility Futures ETF will differ materially from the Other Funds.

All summary performance information is as of February 28, 2017, except as noted. Performance information is set forth, in accordance with CFTC regulations, since the Fund’s inception of trading.

Name of Pool:	ProShares Ultra Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$9,673,423,969
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$1,461,175,884
Net Asset Value as of February 28, 2017:	$782,301,795
Net Asset Value per Share[3] as of February 28, 2017:	$22.09
Worst Monthly Loss:[4]	-38.93%
(July 2015)
Worst Peak-to-Valley Loss:[5]	-98.42%
(Inception – February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-1.50%	11.40%	-2.52%	-21.61%	-24.75%	-7.28%
February	16.39%	-12.31%	11.74%	4.51%	-16.75%	2.10%
March	-8.66%	10.30%	-0.94%	-17.91%	14.14%
April	1.99%	-8.84%	-1.60%	43.29%	31.14%
May	-32.85%	-4.07%	7.17%	-2.26%	9.78%
June	-5.48%	8.91%	7.33%	-4.80%	-6.05%
July	5.40%	18.13%	-12.40%	-38.93%	-28.95%
August	18.59%	7.04%	-4.12%	0.96%	9.10%
September	-9.61%	-9.00%	-8.50%	-20.34%	11.46%
October	-13.83%	-10.16%	-20.49%	3.83%	-7.66%
November	4.23%	-8.24%	-33.62%	-23.74%	6.48%
December	4.52%	12.14%	-36.15%	-28.92%	12.93%
Annual	-28.11%	9.17%	-68.37%	-75.21%	-7.23%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-5.33%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$4,922,102,155
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$80,290,435
Net Asset Value as of February 28, 2017:	$245,318,262
Net Asset Value per Share[3] as of February 28, 2017:	$32.32
Worst Monthly Loss:[4]	-35.22%
(April 2015)
Worst Peak-to-Valley Loss:[5]	-87.86%
(February 2009—June 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-0.18%	-10.82%	1.19%	13.70%	17.85%	5.18%
February	-15.40%	12.92%	-11.09%	-14.92%	1.14%	-3.06%
March	7.52%	-10.12%	-0.21%	14.97%	-18.27%
April	-3.25%	7.27%	0.71%	-35.22%	-29.23%
May	45.59%	2.47%	-7.31%	-1.23%	-11.42%
June	-0.84%	-9.37%	-7.36%	2.38%	0.72%
July	-8.47%	-16.56%	13.04%	55.07%	33.66%
August	-17.32%	-8.08%	3.35%	-13.62%	-13.03%
September	8.99%	8.57%	6.99%	14.99%	-16.03%
October	12.73%	9.94%	23.12%	-8.93%	5.69%
November	-6.95%	7.90%	41.23%	26.63%	-13.39%
December	-5.36%	-11.62%	45.65%	31.98%	-13.41%
Annual	3.84%	-21.28%	145.78%	70.82%	-52.41%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	1.96%

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$55,121,563
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$15,147,923
Net Asset Value as of February 28, 2017:	$12,693,351
Net Asset Value per Share[3] as of February 28, 2017:	$14.10
Worst Monthly Loss:[4]	-13.00%
(January 2015)
Worst Peak-to-Valley Loss:[5]	-57.77%
(November 2009—December 2016)

See accompanying Footnotes to Performance Information.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	1.94%	5.71%	-4.00%	-13.00%	-0.90%	4.71%
February	3.62%	-7.71%	4.65%	-2.18%	0.54%	-3.92%
March	0.05%	-3.75%	-0.48%	-8.11%	9.10%
April	-1.62%	5.39%	1.35%	8.86%	1.03%
May	-12.87%	-2.75%	-3.52%	-4.57%	-5.83%
June	4.59%	0.17%	0.84%	2.75%	-0.96%
July	-5.68%	4.27%	-4.48%	-3.17%	1.22%
August	4.30%	-1.42%	-3.81%	4.05%	-0.80%
September	4.23%	4.64%	-7.74%	-1.02%	1.13%
October	1.53%	0.61%	-1.76%	-3.40%	-4.80%
November	0.53%	0.01%	-1.66%	-7.87%	-7.10%
December	2.79%	2.46%	-5.45%	5.33%	-1.76%
Annual	1.93%	6.91%	-23.66%	-21.95%	-9.63%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	0.61%

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$2,599,806,813
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$118,412,591
Net Asset Value as of February 28, 2017:	$318,568,446
Net Asset Value per Share[3] as of February 28, 2017:	$26.77
Worst Monthly Loss:[4]	-8.72%
(March 2016)
Worst Peak-to-Valley Loss:[5]	-24.44%
(July 2012 - April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-2.49%	-5.76%	3.83%	14.22%	0.51%	-4.87%
February	-3.88%	7.90%	-4.66%	1.64%	-1.04%	3.89%
March	-0.47%	3.51%	0.22%	7.50%	-8.72%
April	1.33%	-5.46%	-1.53%	-8.70%	-1.26%
May	14.31%	2.46%	3.44%	4.12%	5.90%
June	-4.86%	-0.50%	-1.04%	-3.42%	0.28%
July	5.50%	-4.58%	4.48%	2.76%	-1.42%
August	-4.52%	1.15%	3.75%	-4.61%	0.51%
September	-4.43%	-4.73%	8.01%	0.52%	-1.32%
October	-1.83%	-0.92%	1.29%	2.94%	4.77%
November	-0.81%	-0.29%	1.32%	8.11%	7.26%
December	-2.97%	-2.64%	5.33%	-5.84%	1.38%
Annual	-6.49%	-10.29%	26.58%	18.28%	6.05%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-1.17%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$16,323,713
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$7,266,236
Net Asset Value as of February 28, 2017:	$5,957,735
Net Asset Value per Share[3] as of February 28, 2017:	$59.60
Worst Monthly Loss:[4]	-16.28%
(November 2016)
Worst Peak-to-Valley Loss:[5]	-64.98%
(August 2011—July 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	1.83%	-10.24%	6.04%	3.80%	-1.64%	6.67%
February	-12.23%	-2.89%	0.65%	-3.83%	14.96%	0.80%
March	-3.77%	-3.21%	-2.91%	-0.66%	0.08%
April	7.33%	-7.13%	1.82%	0.76%	11.41%
May	3.66%	-6.03%	0.72%	-7.61%	-7.91%
June	-4.03%	2.26%	0.86%	2.63%	14.33%
July	4.50%	2.39%	-3.14%	-2.67%	1.96%
August	-0.57%	-0.77%	-2.34%	4.25%	-3.10%
September	0.57%	-0.41%	-10.17%	1.94%	3.70%
October	-4.61%	-0.20%	-4.92%	-1.35%	-6.77%
November	-6.36%	-8.02%	-10.60%	-4.04%	-16.28%
December	-9.85%	-5.48%	-2.11%	4.51%	-4.62%
Annual	-22.73%	-33.90%	-24.21%	-3.05%	1.24%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	7.51%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$1,878,042,015
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$58,443,802
Net Asset Value as of February 28, 2017:	$258,346,948
Net Asset Value per Share[3] as of February 28, 2017:	$73.83
Worst Monthly Loss:[4]	-13.65%
(February 2016)
-47.04%
Worst Peak-to-Valley Loss:[5]	(March 2009—January 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-2.11%	10.61%	-6.14%	-4.19%	1.18%	-6.99%
February	13.43%	2.19%	-0.93%	3.62%	-13.65%	-1.08%
March	3.44%	2.86%	2.61%	0.32%	-0.43%
April	-7.26%	6.29%	-2.09%	-0.99%	-11.15%
May	-3.88%	5.69%	-0.91%	7.88%	8.16%
June	3.81%	-3.30%	-1.07%	-3.00%	-13.59%
July	-4.54%	-2.97%	3.00%	2.34%	-3.07%
August	0.25%	0.08%	2.18%	-4.79%	2.67%
September	-0.86%	-0.11%	10.91%	-2.22%	-4.04%
October	4.51%	-0.16%	4.36%	1.08%	6.84%
November	6.38%	8.32%	11.44%	3.95%	18.56%
December	10.53%	5.35%	1.40%	-4.69%	4.42%
Annual	23.92%	39.61%	26.07%	-1.55%	-8.76%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-8.00%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$593,719,477
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$110,522,022
Net Asset Value as of February 28, 2017:	$107,670,806
Net Asset Value per Share[3] as of February 28, 2017:	$39.15
Worst Monthly Loss:[4]	-27.55%
(June 2013)
Worst Peak-to-Valley Loss:[5]	-73.12%
(August 2011—December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	28.64%	0.48%	7.49%	8.78%	9.75%	11.40%
February	2.55%	-9.22%	12.19%	-7.45%	22.46%	6.82%
March	-12.33%	1.03%	-5.49%	-4.70%	-0.20%
April	-1.83%	-16.74%	-0.77%	-1.44%	7.59%
May	-11.53%	-10.49%	-6.04%	1.62%	-11.52%
June	4.62%	-27.55%	10.33%	-3.70%	18.01%
July	2.48%	20.84%	-4.74%	-12.35%	2.86%
August	2.91%	12.07%	-0.15%	6.39%	-5.20%
September	15.51%	-10.09%	-10.69%	-3.97%	1.70%
October	-6.65%	-1.02%	-8.75%	4.81%	-7.84%
November	0.43%	-10.70%	2.95%	-13.85%	-14.67%
December	-8.05%	-8.02%	3.63%	-0.69%	-5.81%
Annual	10.35%	-50.75%	-3.05%	-25.68%	10.68%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	18.99%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$803,251,816
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$103,365,867
Net Asset Value as of February 28, 2017:	$33,679,671
Net Asset Value per Share[3] as of February 28, 2017:	$75.35
Worst Monthly Loss:[4]	-24.37%
(January 2012)
Worst Peak-to-Valley Loss:[5]	-88.74%
(Inception—September 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-24.37%	-1.47%	-8.02%	-9.28%	-9.65%	-11.36%
February	-3.48%	9.42%	-11.43%	7.27%	-20.47%	-6.93%
March	12.18%	-1.44%	4.69%	4.01%	-1.45%
April	0.60%	14.63%	0.00%	0.59%	-8.04%
May	11.02%	9.24%	5.61%	-2.32%	11.92%
June	-6.17%	34.26%	-9.92%	3.00%	-16.76%
July	-3.57%	-19.13%	4.17%	12.87%	-3.43%
August	-3.63%	-12.23%	-0.49%	-7.05%	4.85%
September	-14.63%	8.79%	11.32%	3.00%	-2.22%
October	6.40%	-1.16%	8.36%	-5.55%	7.78%
November	-1.39%	11.00%	-3.59%	15.18%	15.76%
December	8.09%	7.09%	-4.56%	-0.43%	5.16%
Annual	-22.78%	62.07%	-6.64%	19.90%	-21.19%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-17.50%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$2,867,795,644
Aggregate Net Capital Subscriptions[2] as of February 28, 2017	$1,210,903,303
Net Asset Value as of February 28, 2017:	$339,166,416
Net Asset Value per Share[3] as of February 28, 2017:	$41.89
Worst Monthly Loss:[4]	-31.08%
(June 2013)
Worst Peak-to-Valley Loss:[5]	-96.33%
(April 2011—December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	39.92%	13.30%	-2.45%	10.95%	2.96%	12.62%
February	21.64%	-18.79%	20.54%	-5.20%	8.87%	11.21%
March	-25.33%	-2.67%	-12.40%	0.19%	7.86%
April	-8.23%	-29.79%	-7.29%	-1.57%	33.68%
May	-19.70%	-15.45%	-3.41%	1.07%	-19.67%
June	-8.46%	-31.08%	20.02%	-11.68%	29.58%
July	7.40%	10.94%	-2.11%	-14.58%	17.59%
August	16.30%	38.75%	-11.89%	-2.57%	-13.33%
September	27.12%	-17.19%	-23.25%	2.35%	5.61%
October	-13.81%	3.68%	-11.00%	12.78%	-16.49%
November	11.96%	-19.82%	-3.87%	-19.22%	-13.12%
December	-24.27%	-5.11%	-0.86%	-4.31%	-5.94%
Annual	-0.52%	-63.16%	-37.84%	-31.25%	23.57%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	25.25%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$2,360,825,392
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$237,818,703
Net Asset Value as of February 28, 2017:	$17,900,903
Net Asset Value per Share[3] as of February 28, 2017:	$29.01
Worst Monthly Loss:[4]	-32.75%
(January 2012)
Worst Peak-to-Valley Loss:[5]	-99.20%
(Inception—November 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-32.75%	-14.21%	1.13%	-13.48%	-5.29%	-12.52%
February	-20.18%	21.21%	-18.74%	3.38%	-10.36%	-11.09%
March	27.37%	1.17%	12.13%	-2.16%	-9.47%
April	6.34%	28.38%	6.27%	-0.23%	-27.13%
May	20.84%	14.53%	2.02%	-3.34%	22.15%
June	3.78%	39.17%	-17.87%	12.17%	-24.93%
July	-9.59%	-11.88%	1.26%	14.72%	-18.65%
August	-15.77%	-31.22%	12.03%	-0.50%	12.60%
September	-25.12%	14.19%	28.17%	-3.90%	-8.04%
October	14.03%	-7.05%	9.83%	-14.19%	16.98%
November	-12.57%	23.06%	0.22%	22.43%	10.18%
December	29.28%	2.51%	-1.95%	2.41%	3.60%
Annual	-32.99%	74.69%	28.77%	11.72%	-42.24%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-22.22%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$2,754,546,462
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$727,627,397
Net Asset Value as of February 28, 2017:	$153,740,797
Net Asset Value per Share[3] as of February 28, 2017:	$15.32
Worst Monthly Loss:[4]	-32.69%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-99.47%
(September 2011—February 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-24.92%	-22.82%	17.09%	14.74%	19.62%	-23.72%
February	-8.04%	0.85%	-13.37%	-24.30%	4.01%	-5.32%
March	-32.69%	-17.16%	-2.59%	-6.04%	-29.41%
April	-1.14%	-5.88%	-4.97%	-14.83%	-5.45%
May	28.89%	2.55%	-16.45%	-13.40%	-19.23%
June	-29.23%	7.12%	-15.10%	7.28%	1.63%
July	-9.26%	-28.01%	12.63%	-21.45%	-25.53%
August	-15.50%	13.12%	-11.98%	71.07%	-11.04%
September	-22.58%	-13.20%	10.50%	-4.95%	-4.60%
October	5.59%	-12.96%	-2.57%	-27.10%	0.02%
November	-21.88%	-11.75%	-9.56%	-1.15%	-17.88%
December	7.09%	-6.05%	14.09%	6.43%	-9.47%
Annual	-78.02%	-66.00%	-26.66%	-36.73%	-67.96%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-27.77%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$520,000,986
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$183,218,633
Net Asset Value as of February 28, 2017:	$39,596,879
Net Asset Value per Share[3] as of February 28, 2017:	$35.60
Worst Monthly Loss:[4]	-18.65%
(January 2013)
Worst Peak-to-Valley Loss:[5]	-90.07%
(September 2011—February 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-9.76%	-18.65%	3.08%	6.98%	8.60%	-12.29%
February	1.25%	-3.13%	-4.27%	-10.54%	5.89%	-3.69%
March	-17.42%	-3.31%	-2.89%	0.83%	-15.06%
April	-0.83%	-6.78%	-3.29%	-5.10%	3.55%
May	13.10%	5.89%	-4.07%	-6.52%	-6.39%
June	-12.30%	8.41%	-9.99%	0.90%	1.71%
July	-5.77%	-16.71%	1.32%	-7.88%	-8.54%
August	-2.59%	6.44%	-3.83%	27.18%	-0.56%
September	-17.84%	-7.58%	6.37%	-0.83%	-3.24%
October	-5.90%	-4.36%	-2.28%	-15.41%	-2.07%
November	-10.69%	-5.42%	-2.64%	-0.36%	-4.58%
December	-0.53%	-7.95%	4.43%	0.30%	-1.41%
Annual	-53.21%	-44.38%	-17.61%	-15.16%	-21.91%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-15.53%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$13,378,173,913
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$3,761,783,712
Net Asset Value as of February 28, 2017:	$433,453,784
Net Asset Value per Share[3] as of February 28, 2017:	$22.14
Worst Monthly Loss:[4]	-57.41%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-100.00%
(Inception—February 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-44.29%	-42.22%	33.26%	24.24%	34.25%	-42.60%
February	-18.65%	-3.28%	-27.25%	-43.79%	5.64%	-11.29%
March	-57.41%	-32.67%	-7.29%	-13.32%	-51.67%
April	-6.68%	-17.72%	-10.58%	-28.53%	-13.26%
May	55.72%	4.28%	-30.55%	-25.98%	-36.41%
June	-53.69%	10.79%	-29.08%	10.78%	-14.07%
July	-20.88%	-48.79%	23.53%	-42.05%	-45.21%
August	-30.01%	25.79%	-24.12%	169.93%	-21.67%
September	-42.97%	-25.54%	19.63%	-17.82%	-13.70%
October	8.79%	-27.85%	-14.78%	-50.29%	-1.25%
November	-41.80%	-22.65%	-18.82%	-6.33%	-35.39%
December	4.64%	-12.99%	21.81%	5.41%	-19.36%
Annual	-97.28%	-91.67%	-62.59%	-77.62%	-93.81%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-49.08%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$6,983,363,137
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$(398,351,764)
Net Asset Value as of February 28, 2017:	$338,309,864
Net Asset Value per Share[3] as of February 28, 2017:	$123.02
Worst Monthly Loss:[4]	-47.89%
(August 2015)
Worst Peak-to-Valley Loss:[5]	-60.98%
(July 2015—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	31.19%	25.87%	-17.67%	-18.32%	-22.30%	29.23%
February	4.50%	-6.34%	11.30%	29.43%	-6.58%	4.35%
March	39.60%	18.25%	0.01%	4.26%	37.26%
April	-3.41%	-2.00%	3.83%	15.50%	2.22%
May	-26.85%	-3.39%	18.89%	13.75%	20.79%
June	29.53%	-10.35%	15.77%	-11.31%	-20.28%
July	5.11%	36.57%	-13.79%	19.86%	32.73%
August	16.20%	-13.36%	10.93%	-47.89%	11.27%
September	23.02%	13.40%	-11.50%	-4.22%	-1.33%
October	-7.76%	9.11%	-8.50%	28.56%	-1.36%
November	22.09%	12.30%	9.50%	-3.31%	17.32%
December	-13.67%	4.91%	-18.10%	-13.34%	8.55%
Annual	155.84%	104.06%	-9.03%	-17.24%	79.54%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	34.85%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$650,982,144
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$126,171,175
Net Asset Value as of February 28, 2017:	$48,993,364
Net Asset Value per Share[3] as of February 28, 2017:	$10.01
Worst Monthly Loss:[4]	-51.14%
(December 2014)
Worst Peak-to-Valley Loss:[5]	-98.80%
(Inception—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-33.79%	-2.67%	33.18%	-16.96%	-6.84%	-30.47%
February	-7.98%	2.40%	-4.60%	-0.34%	-46.12%	-23.59%
March	-39.34%	29.13%	-8.53%	-10.49%	16.16%
April	-0.48%	13.20%	19.28%	2.42%	15.98%
May	-0.06%	-18.86%	-12.75%	-12.18%	-4.07%
June	21.89%	-21.95%	-4.13%	10.59%	47.36%
July	25.46%	-7.13%	-25.71%	-9.47%	-4.53%
August	-28.03%	3.79%	8.98%	-6.16%	-8.03%
September	23.97%	-7.10%	-0.68%	-17.03%	-7.09%
October	3.06%	-8.12%	-16.26%	-25.89%	-0.83%
November	-14.18%	16.00%	4.01%	-20.40%	8.57%
December	-13.68%	12.97%	-51.14%	-1.68%	20.88%
Annual	-61.71%	-0.54%	-60.32%	-69.88%	1.50%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-46.87%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$278,718,468
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$(17,907,127)
Net Asset Value as of February 28, 2017:	$8,314,834
Net Asset Value per Share[3] as of February 28, 2017:	$36.98
Worst Monthly Loss:[4]	-37.18%
(January 2014)
Worst Peak-to-Valley Loss:[5]	-81.64%
(March 2012—April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	30.13%	-1.67%	-37.18%	3.30%	1.27%	29.38%
February	0.98%	-5.48%	-5.47%	-4.74%	71.49%	23.73%
March	56.44%	-24.30%	5.67%	5.89%	-17.44%
April	-4.32%	-15.15%	-18.15%	-7.71%	-19.84%
May	-8.88%	17.55%	11.26%	8.57%	-0.52%
June	-28.95%	23.56%	1.43%	-14.67%	-35.93%
July	-27.12%	3.81%	31.07%	6.87%	-2.13%
August	30.80%	-5.64%	-10.42%	3.54%	4.35%
September	-23.39%	5.64%	-2.73%	17.35%	4.33%
October	-6.83%	5.95%	15.73%	30.43%	-3.38%
November	11.11%	-15.20%	-13.02%	19.82%	-12.71%
December	11.43%	-15.04%	80.09%	-8.04%	-24.57%
Annual	7.26%	-31.50%	20.00%	66.27%	-50.35%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	60.09%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$44,141,870
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$12,855,294
Net Asset Value as of February 28, 2017:	$15,707,371
Net Asset Value per Share[3] as of February 28, 2017:	$44.88
Worst Monthly Loss:[4]	-4.43%
(March 2016)
Worst Peak-to-Valley Loss:[5]	-13.09%
(July 2012—April 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	—	-2.88%	1.91%	6.92%	0.24%	-2.43%
February	—	3.91%	-2.39%	0.85%	-0.51%	1.93%
March	—	1.70%	0.10%	3.79%	-4.43%
April	—	-2.76%	-0.78%	-4.41%	-0.64%
May	—	1.24%	1.69%	2.06%	2.92%
June*	-1.32%	-0.24%	-0.57%	-1.67%	0.18%
July	2.68%	-2.33%	2.19%	1.43%	-0.76%
August	-2.27%	0.58%	1.82%	-2.30%	0.25%
September	-2.23%	-2.40%	3.94%	0.27%	-0.69%
October	-0.93%	-0.46%	0.67%	1.50%	2.39%
November	-0.40%	-0.15%	0.67%	3.96%	3.58%
December	-1.51%	-1.37%	2.61%	-2.89%	0.71%
Annual	-5.90%	-5.26%	12.33%	9.30%	3.04%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-0.54%

See accompanying Footnotes to Performance Information.

*	Represents rate of return from inception to June 29, 2012, as the inception of trading date for the pool was after June 1, 2012.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of February 28, 2017:	$27,572,772
Aggregate Net Capital Subscriptions[2] as of February 28, 2017:	$9,903,936
Net Asset Value as of February 28, 2017:	$14,608,559
Net Asset Value per Share[3] as of February 28, 2017:	$48.70
Worst Monthly Loss:[4]	-14.12%
(March 2016)
Worst Peak-to-Valley Loss:[5]	-24.45%
(September 2015—February 2017)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January		-1.26%	3.36%	9.00%	5.13%	-9.74%
February		3.60%	-4.43%	-1.36%	-2.33%	-2.50%
March		-4.35%	-8.03%	3.90%	-14.12%
April		0.10%	-0.98%	-8.19%	0.88%
May		16.30%	-0.94%	6.37%	9.89%
June		8.41%	-3.11%	-2.65%	-6.95%
July*	-4.17%	2.33%	2.29%	10.70%	-4.20%
August	2.68%	1.28%	-1.48%	4.60%	1.80%
September	-1.71%	-9.75%	12.91%	2.03%	-4.13%
October	-0.91%	-3.2%	-1.89%	-3.84%	0.94%
November	-1.76%	7.19%	6.17%	-3.38%	5.65%
December	0.15%	3.06%	7.76%	-2.26%	4.25%
Annual	-5.70%	23.53%	10.27%	13.94%	-5.45%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-12.00%

See accompanying Footnotes to Performance Information.

*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

Name of Pool:	ProShares Ultra Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,435,107
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-20.40%
(July 2015)
Worst Peak-to-Valley Loss:[5]	-84.25%
(April 2011—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	4.65%	4.64%	0.37%	-6.90%	-3.71%
February	5.24%	-8.17%	12.63%	4.84%	-3.64%
March	-8.43%	0.76%	0.63%	-10.29%	7.39%
April	-1.16%	-5.52%	4.74%	11.50%	17.25%
May	-17.71%	-4.66%	-5.82%	-5.61%	-0.72%
June	10.78%	-9.44%	1.03%	3.20%	8.02%
July	12.77%	2.51%	-9.88%	-20.40%	-10.28%
August	2.35%	6.68%	-2.24%	-2.35%	1.62%
September	3.16%	-5.25%	-12.27%	-7.00%	N/A
October	-7.85%	-3.12%	-1.84%	-1.13%	N/A
November	-0.16%	-1.77%	-8.30%	-14.22%	N/A
December	-5.34%	2.31%	-14.97%	-6.47%	N/A
Annual	-5.78%	-20.32%	-32.92%	-45.47%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	14.23%	N/A

See accompanying Footnotes to Performance Information.

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

Name of Pool:	ProShares UltraShort Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016:	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016:	$1,803,800
Net Asset Value as of September 1, 2016:	$0.00
Net Asset Value per Share[3] as of September 1, 2016:	$0.00
Worst Monthly Loss:[4]	-15.82%
(April 2016)
Worst Peak-to-Valley Loss:[5]	-69.20%
(February 2009—September 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January	-5.44%	-4.91%	-0.99%	6.23%	2.68%
February	-5.47%	8.48%	-11.70%	-5.78%	2.49%
March	8.11%	-1.25%	-1.10%	10.43%	-7.86%
April	0.31%	4.61%	-4.94%	-11.13%	-15.82%
May	20.41%	4.27%	5.77%	4.96%	-0.22%
June	-11.11%	9.63%	-1.42%	-3.88%	-8.44%
July	-12.82%	-3.05%	10.50%	24.17%	10.33%
August	-3.00%	-6.86%	1.90%	0.58%	-2.25%
September	-3.84%	4.94%	13.23%	6.48%	N/A
October	7.73%	2.71%	1.17%	0.37%	N/A
November	-0.57%	1.38%	7.82%	15.74%	N/A
December	5.15%	-2.66%	16.32%	5.65%	N/A
Annual	-4.97%	17.00%	38.64%	61.71%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	-19.58%	N/A

See accompanying Footnotes to Performance Information.

†	ProShares UltraShort Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

Name of Pool:	ProShares Ultra Australian Dollar†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of June 29, 2015:	$4,000,200
Aggregate Net Capital Subscriptions[2] as of June 29, 2015:	$1,476,774
Net Asset Value as of June 29, 2015:	$0.00
Net Asset Value per Share[3] as of June 29, 2015:	$0.00
Worst Monthly Loss:[4]	-14.54%
(May 2013)
Worst Peak-to-Valley Loss:[5]	-43.55%
(March 2013—June 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013	2014	2015	2016	2017
January		0.94%	-3.72%	-8.78%
February		-3.77%	4.21%	0.99%
March		4.28%	8.27%	-4.96%
April		-0.56%	0.71%	8.12%
May		-14.54%	0.68%	-6.57%
June		-8.63%	2.93%	-1.86%
July*	4.03%	-3.08%	-2.53%	N/A
August	-2.91%	-1.69%	1.30%	N/A
September	1.27%	10.07%	-11.93%	N/A
October	0.59%	2.97%	1.32%	N/A
November	1.50%	-7.09%	-6.37%	N/A
December	-0.42%	-3.42%	-7.59%	N/A
Annual	3.98%	-23.77%	-13.58%	N/A
Year-to-Date	N/A	N/A	N/A	-13.20%	N/A	N/A

See accompanying Footnotes to Performance Information.

†	ProShares Ultra Australian Dollar was liquidated on June 29, 2015 and is no longer in operations.
*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

Name of Pool:	ProShares Managed Futures Strategy†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016:	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016:	$7,378,135
Net Asset Value as of March 30, 2016:	$0.00
Net Asset Value per Share[3] as of March 30, 2016:	$0.00
Worst Monthly Loss:[4]	-3.56%
(April 2015)
Worst Peak-to-Valley Loss:[5]	-7.96%
(January 2015—March 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return: 6

	2012	2013	2014	2015	2016	2017
January				3.06%	-1.53%
February				-2.12%	1.62%
March				0.69%	-2.42%
April				-3.56%	N/A
May				0.67%	N/A
June				-1.66%	N/A
July				-.04%	N/A
August				-.57%	N/A
September				1.04%	N/A
October*			0.58%	-1.45%	N/A
November			3.16%	1.43%	N/A
December			1.85%	-.21%	N/A
Annual			5.68%	-2.85%	N/A
Year-to-Date	N/A	N/A	N/A	N/A	-2.36%	N/A

See accompanying Footnotes to Performance Information.

†	ProShares Managed Futures Strategy was liquidated on March 30, 2016 and is no longer in operations.
*	Represents rate of return from inception to October 31, 2014, as the inception of trading date for the pool was after October 1, 2014.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.	“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2017. Please see “Description of the Shares; The Fund; Certain Material Terms of the Trust Agreement—Net Asset Value (NAV)” for additional information regarding the pricing policies of the Trust.
4.	“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
5.	“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.
6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Under normal market conditions, the Fund invests substantially all of its assets in the Futures Contracts. The Fund will also hold cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) as collateral for Futures Contracts and Financial Instruments and pending investment in Futures Contracts and Financial Instruments. In the event position, price or accountability limits are reached with respect to Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause the Fund to obtain exposure to its Benchmark through investment in Financial Instruments. The Fund may also invest in Financial Instruments if the market for a specific Futures Contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent or make it impractical for the Fund from obtaining the appropriate amount of investment exposure using Futures Contracts. To the extent that the Fund does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and RBC Capital Markets, LLC (RBC) as its FCMs. Each of MLPF&S and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Fund and as such arranges for the execution and clearing of the Fund’s futures transactions. Each of MLPF&S and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give-up all such transactions to MLPF&S or RBC, as applicable. Each of MLPF&S and RBC is registered as an FCM with the CFTC and is a member of the NFA. MLPF&S and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Neither MLPF&S nor RBC is affiliated with or acts as a supervisor of the Trust, the Fund, the Sponsor, the Trustee or BBH&Co. (the Administrator and the Custodian). Neither MLPF&S nor RBC, in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither MLPF&S nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither MLPF&S s nor RBC provides any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon MLPF&S or RBC in deciding whether to invest in the Fund or retain their interests in the Fund. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace MLPF&S and/or RBC as the Fund’s clearing broker.

To the extent, if any, that the Fund enters into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Fund, including investing in cash equivalents that may be used as margin for the Fund’s portfolio holdings, as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Fund (unless as provided otherwise by this Prospectus).

If permitted by the Sponsor in its sole discretion with respect to the Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the Fund whereby the Authorized Participant would also transfer to the Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by the Fund in the Sponsor’s discretion, would allow the Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that the Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to the Fund. A block trade is a technique that permits the Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BBH&Co., as the Administrator, the Custodian and the Transfer Agent of the Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to XX% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for the Fund means any day on which the NAV of the Fund is determined.

Purchase orders must be placed by the cut-off time shown on page 3 or earlier if the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time. If a purchase order is received prior to the cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares on the purchase order date plus the applicable transaction fee. For the Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page 3.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (EFCRP) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to the Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange, Eurex, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Futures Contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

it determines that the purchase order is not in proper form;

the Sponsor believes that the purchase order would have adverse tax consequences to the Fund or its shareholders;

the order would be illegal; or

circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, or earlier if the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to the Fund, an EFCRP or block trade with the Fund as described in “—Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of the Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of the Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, Eurex, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Futures Contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to the Fund of up to XX% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or the Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, were named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust was also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with 33 related putative class actions. The second amended complaint alleged that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange-traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, sought class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint were ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil (n/k/a ProShares UltraShort Bloomberg Crude Oil), ProShares Ultra DJ-UBS Crude Oil (n/k/a ProShares Ultra Bloomberg DJ-UBS Crude Oil), and ProShares UltraShort Silver. On September 10, 2012, the District Court issued an Opinion and Order dismissing the class action lawsuit in its entirety. On July 22, 2013, the United States Court of Appeals for the Second Circuit issued an Opinion affirming the District Court’s decision and dismissing the class action lawsuit in its entirety.

MLPF&S and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of MLPF&S and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 26, each of MLPF&S and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Fund. The Shares are expected to trade on the Exchange and provide institutional and retail investors with direct access to the Fund. The Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Post Office Square, Boston, Massachusetts 02110.

All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports) are maintained at the Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of the Fund ends on December 31 of each year.

The Fund

The Trust is formed and operated in a manner such that each series of the Trust is liable only for obligations attributable to such series and shareholders of a series are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a series asserted against a series a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular series and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular series, are enforceable only against the assets of that series, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each series include only those funds and other assets that are paid to, held by, or distributed to a series on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Fund and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator. Specifically, with respect to the Trust, the Sponsor:

selects the Fund’s service providers;

negotiates various agreements and fees;

performs such other services as the Sponsor believes that the Trust may require from time to time;

selects the FCM and Financial Instrument counterparties, if any;

manages the Fund’s portfolio of other assets, including cash equivalents; and

manages the Fund with a view toward achieving the Fund’s investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Fund, and previously also served as the commodity trading advisor to the Trust and the other series of the Trust. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Fund.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 50.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Illyasov	Senior Portfolio Manager of the Sponsor
Jeffrey Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Benjamin McAbee	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Fund.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of PCM and PFA since January of 2000 and PSA since October of 2005.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also serves as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal and associated person of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007.

Alexander Illyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Illyasov’s responsibilities include oversight of the investment management activities of the VIX Futures Funds and certain other series of the Trust. Mr. Illyasov also serves as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

Jeffrey Ploshnick, Senior Portfolio Manager of the Sponsor since April 12, 2011, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. Ploshnick has been registered as an associated person of PFA since December 5, 2012. Mr. Ploshnick also serves as a Senior Portfolio Manager of PFA since May 2007 and has served as Portfolio Manager from February 2001 to April 2007. In addition, Mr. Ploshnick serves as a Senior Portfolio Manager of PSA since March 2011.

Ryan Dofflemeyer, Portfolio Manager of the Sponsor since January 3, 2011, a registered associated person and an NFA associate member of the Sponsor since October 13, 2010. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the Fund and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also serves as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds (investment funds) since May 2008 and served as a Portfolio Manager of PSA from March 2010 through September 2013. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

Benjamin McAbee, Portfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since December 16, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of certain other series of the Trust. Mr. McAbee has been registered as an associated person of PFA since December 5, 2012. Mr. McAbee also serves as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016. In addition, Mr. McAbee serves as a Portfolio Manager of PSA since August 2016.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, the Sponsor owns (    ) Shares. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Fund’s trading decisions) do not currently trade or hold commodity interests that could be held by the Fund for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca (the Exchange), or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Fund could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares are expected to trade on the Exchange and provide institutional and retail investors with direct access to the Fund. The Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Fund examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (NAV)

The NAV in respect of the Fund means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Futures Contracts and Financial Instruments, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. The NAV per Share of the Fund is computed by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. The Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Fund computes its NAVs at the time set forth below, or an earlier time as set forth on www.ProShares.com, if necessitated by the Exchange or other exchange material to the valuation or operation of the Fund closing early. The Fund’s NAV is calculated only once each trading day.

Fund	NAV Calculation Time
ProShares European Volatility Futures ETF	5:30 Central Europe Time (11:30 am ET most of the year)

In calculating the NAV of the Fund, the settlement value of the Fund’s non-exchange-traded Financial Instruments is determined by applying the then-current disseminated levels for the Futures Contracts to the terms of the Fund’s non-exchange-traded Financial Instruments. However, in the event that an underlying Futures Contracts are not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the Futures Contracts in order to value the Fund’s non-exchange-traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the Futures Contracts and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the settlement price (for the Fund) or the last traded price before the NAV time, for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which the NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the Futures Contracts and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Fund may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of the Futures Contracts and Financial Instruments held by the Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, the Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on the Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Fund, have appointed BBH&Co. as the Administrator of the Fund and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Fund) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Fund pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Fund by the Sponsor.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Fund. BBH&Co. may also perform other services for the Fund pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Fund, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as the Custodian of the Fund and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Fund. The Custodian’s fees are paid on behalf of the Fund by the Sponsor.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Fund for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Fund. The Transfer Agent fees are paid on behalf of the Fund by the Sponsor.

THE DISTRIBUTOR

SEI serves as the Distributor of the Fund and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Fund, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor pays SEI for performing its duties on behalf of the Fund.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Fund and Euroclear Bank as a condition to the Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Fund Shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares constituting a Creation Unit.

CONFLICT OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliate of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients, may trade ahead of client accounts, may receive preferential treatment and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by employees may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (“Clearing House”) where the Fund’s transactions in futures, options on futures, swaps (as defined in the Commodity Exchange Act), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Fund (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Fund’s transactions may differ significantly from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of the Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered the Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Fund’s interests . Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Fund’s best interest and are not assessing the suitability for the Fund of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Fund’s Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Fund, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Fund’s Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Fund, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Fund with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Fund or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Fund’s Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Fund during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Fund in a securities depository and may appoint a sub-custodian to hold investment assets of the Fund. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Fund, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Fund held by the Custodian or any sub-custodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Fund’s investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Fund. In the event that investment assets or moneys of the Fund remain in the custody of the Custodian or its sub-custodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its sub-custodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of MLPF&S and RBC, in its capacity as a registered FCM, serves as the Fund’s clearing broker and as such arranges for the execution and clearing of the Fund’s futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between MLPF&S and the Fund and RBC and the Fund, the Fund agreed to indemnify and hold harmless both MLPF&S and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by MLPF&S or RBC, as applicable, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and any exercise by MLPF&S or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Fund to comply with the applicable law; (3) any action reasonably taken by MLPF&S or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by MLPF&S or RBC, as applicable, on any instruction, notice or communication that MLPF&S or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Fund. Also, the Fund agreed to remain liable for and pay to MLPF&S or RBC, as applicable, on demand the amount of any deficiency in the Fund’s Accounts, and the Fund shall reimburse, compensate and indemnify MLPF&S or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that MLPF&S or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Fund, or MLPF&S or RBC, as applicable, by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares will trade on the Exchange under the ticker symbols to be announced prior to the commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Fund continuously offers Shares in Creation Units to Authorized Participants. Shares are to be offered to Authorized Participants in Creation Units at the Fund’s NAV.

It is expected that the initial Authorized Participant for the Fund will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of the Fund at an initial price per Share of $25.00. The Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase with respect to the Fund. Following the initial purchases by the initial Authorized Participant, Shares are to be offered to Authorized Participants in Creation Units at the Fund’s NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of the Fund, the Fund’s initial per Share NAV will be established as of the times indicated under the section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Banca IMI Securities Corp., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., HRT Financial LLC, Jefferies LLC, J.P. Morgan Securities Inc., Knight Clearing Services LLC, Merrill Lynch Professional Clearing Corp., Mizuho Securities USA Inc., Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill, LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants. The initial Authorized Participant with respect to the Fund is expected to be (            ).

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from the Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by the Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Sidley Austin LLP has advised the Sponsor in connection with the Shares being offered. Sidley Austin LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Fund or the shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of ProShares Trust II, the individual financial statements of each of the Funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II, (which assessments are included in Management’s Report of Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report of ProShares Trust II on Form 10-K for the year-ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of the Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, along with any amendments thereto, which have been incorporated by reference into this Prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. Because ProShares European Volatility Futures ETF did not have any securities registered with the SEC as of December 31, 2016, for financial information regarding ProShares European Volatility Futures ETF, please see the sections entitled “Financial Information Regarding ProShares European Volatility Futures ETF” below.

The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Fund examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

FINANCIAL INFORMATION REGARDING PROSHARES EUROPEAN VOLATILITY FUTURES ETF

INDEX TO FINANCIAL STATEMENTS

Page
ProShares European Volatility Futures ETF
Report of Independent Public Accounting Firm dated [ ]*
Statement of Financial Condition dated [ ]*
Notes to Statement of Financial Condition*

*	To be furnished by amendment

Report of Independent Registered Public Accounting Firm*

ProShares European Volatility Futures ETF:

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

*	To be furnished by amendment

PROSHARES EUROPEAN VOLATILITY FUTURES ETF

STATEMENT OF FINANCIAL CONDITION

DATED [            ]*

ProShares European Volatility Futures ETF:

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

*	To be furnished by amendment

PROSHARES EUROPEAN VOLATILITY FUTURES ETF

NOTES TO FINANCIAL STATEMENTS

DATED [            ]*

ProShares European Volatility Futures ETF:

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PROSHARES EUROPEAN VOLATILITY FUTURES ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

*	To be furnished by amendment

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Fund receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Fund or third parties, such as the Fund’s service providers. The Sponsor, on behalf of the Fund, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Fund is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Fund including research firms. When the Fund enters into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Fund, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Fund.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus. The Trust incorporates by reference in this Prospectus the documents listed below as filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

This filing incorporates by reference the following document:

This filing incorporates by reference the following document:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2016; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2016, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference.

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2016, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Fund.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Fund

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Fund

BBH&Co.	Brown Brothers Harriman & Co.

Business Day	Any day on which the NAV of the Fund is determined.

CBOE	Chicago Board Options Exchange, Incorporated

CBOT	Chicago Board of Trade

CEA	Commodity Exchange Act, as amended

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Fund

Distributor	SEI Investments Distribution Co., as distributor for the Fund

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

Eurex	Eurex Exchange

Exchange	The exchange on which the Fund is primarily listed and traded (i.e., NYSE Arca).

FCM	Futures Commission Merchant

Financial Instrument	Futures Contracts, swap agreements and other instruments whose value is based on the Futures Contracts or the Volatility Index.

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust.

Futures Contracts	VSTOXX Futures.

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

NYSE	New York Stock Exchange

NYSE Arca	NYSE Arca Equities, Inc.

Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.

PDI	ProFunds Distributors, Inc.

PTP	Publicly traded partnership

RBC	RBC Capital Markets, LLC

STOXX	STOXX Ltd.

Stock Index	EURO STOXX 50 Index

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Fund.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Fund

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

Volatility Index	EURO STOXX 50 Volatility Index

(May 2016)

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

Approximate Amount*
Securities and Exchange Commission Registration Fee	$1,159.00
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,000
Fees of Counsel	$50,000
Miscellaneous Offering Costs	$0

Total	$73,159

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)
4.2	Form of Authorized Participant Agreement(2)
5.1	Opinion of Richards, Layton & Finger, P.A. as to legality
8.1	Opinion of Sidley Austin LLP as to income tax matters
10.1	Form of Sponsor Agreement(3)

Exhibit Number	Description of Document
10.2	Form of Administration and Transfer Agency Services Agreement(2)
10.3	Form of Custodian Agreement(4)
10.4	Form of Distribution Agreement(2)
10.5	Form of Futures Account Agreement(2)
10.6	Form of Institutional Master Futures Client Account Agreement(5)
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on October 22, 2008.
(5)	Incorporated by reference to the Trust’s Registration Statement filed on September 16, 2011.

(b)	The following financial statements are included in the Prospectus:

(1)	ProShares European Volatility Futures ETF

Report of Independent Public Accounting Firm dated [            ]*

Statement of Financial Condition dated [            ]*

Notes to Statement of Financial Condition*

*	To be furnished by amendment

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 12th day of May, 2017.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Principal Executive Officer	May 12, 2017

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	May 12, 2017

Each of the undersigned members of ProShare Capital Management LLC, the sponsor of the Registrant, hereby constitutes Todd B. Johnson, Richard F. Morris, and Robert J. Borzone, Jr., individually and not jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg Name: Louis M. Mayberg	Member of the Sponsor (Director)	May 12, 2017

/s/ Michael L. Sapir Name: Michael L. Sapir	Member of the Sponsor (Director)	May 12, 2017